Filed Pursuant to Rule 424(b)(3)
Registration No. 333-113759

Prospectus Supplement No. 9
(to Prospectus dated March 31, 2004,
as supplemented by
Prospectus Supplement No. 1 dated May 11, 2004, Prospectus Supplement No. 2 dated May 26, 2004,
Prospectus Supplement No. 3 dated June 18, 2004, Prospectus Supplement No. 4 dated August 12, 2004,
Prospectus Supplement No. 5 dated November 18, 2004, Prospectus Supplement No. 6 dated December 6,
2004, Prospectus Supplement No. 7 dated December 30, 2004, and Prospectus Supplement No. 8 dated
February 9, 2005)

     This Prospectus Supplement No. 9 supplements and amends the Prospectus dated March 31, 2004, as amended and supplemented by Prospectus Supplement No. 1 thereto dated May 11, 2004, Prospectus Supplement No. 2 thereto dated May 26, 2004, Prospectus Supplement No. 3 thereto dated June 18, 2004, Prospectus Supplement No. 4 thereto dated August 12, 2004, Prospectus Supplement No. 5 thereto dated November 18, 2004, Prospectus Supplement No. 6 thereto dated December 6, 2004, Prospectus Supplement No. 7 thereto dated December 30, 2004 and Prospectus Supplement No. 8 thereto dated February 9, 2005 (as so amended and supplemented, the “Prospectus”), relating to the resale of shares of common stock, par value $.01 per share, of Verso Technologies, Inc. You should read this Prospectus Supplement No. 9 in conjunction with the Prospectus.

     Attached hereto and incorporated by reference herein is Verso’s Current Report on Form 8-K filed with the Securities Exchange Commission on February 8, 2005. This Prospectus Supplement No. 9 should be read in conjunction with, and delivered with, the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 9 supersedes the information contained in the Prospectus.

     The Prospectus, together with this Prospectus Supplement No. 9, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to the offers and sales of the Verso common stock offered hereby.

     The Verso common stock is listed on the Nasdaq SmallCap Market under the symbol “VRSO.” The last reported sale price of the Verso common stock as reported on the Nasdaq SmallCap Market on February 16, 2005 was $0.42.

     See the section of the Prospectus titled “Risk Factors” for certain factors relating to an investment in the shares of Verso common stock offered hereby.

     Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of the Verso common stock offered hereby or passed upon the adequacy or accuracy of the Prospectus or this Prospectus Supplement No. 9. Any representation to the contrary is a criminal offense.

     The date of this Prospectus Supplement No. 9 is February 17, 2005.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2005 (February 4, 2005)

Verso Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		No.)

400 Galleria Parkway, Suite 300, Atlanta, Georgia		30339

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 589-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01    Entry into a Material Definitive Agreement.

     On February 4, 2005, Verso Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the investors signatory thereto (the “Investors”) pursuant to which the Company was obligated to sell to the Investors, and the Investors were obligated to buy from the Company, $13.5 million in aggregate principal amount of the Company’s 6% Senior Unsecured Convertible Debentures (the “Debentures”), the Company’s Series A Warrants to Purchase Common Stock (the “Series A Warrants”) and the Company’s Series B Warrants to Purchase Common Stock (the “Series B Warrants”). In addition, pursuant to the Securities Purchase Agreement, and in connection with the closing of the sale of the securities sold pursuant thereto, on February 4, 2005, the Company entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”) and a Cash Collateral Agreement with the Investors and Wachovia Bank, National Association (the “Cash Collateral Agreement”). The Company consummated the sale of the securities to be sold by the Securities Purchase Agreement as of February 4, 2005. (See Item 3.02 below.)

     Item 3.02    Unregistered Sale of Equity Securities.

     On February 7, 2005, the Company announced that it had completed the private placement of the Debentures, the Series A Warrants and the Series B Warrants pursuant to the Securities Purchase Agreement for an aggregate purchase price of $13.5 million. The Debentures are due February 2009 and are convertible into approximately 27 million shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), at an initial conversion price of $.50 per share, subject to customary anti-dilution adjustments and to certain limitations. Interest on the Debentures is payable on a quarterly basis beginning in April 2005, and principal on the Debentures is payable on a quarterly basis beginning in August 2006. The Series A Warrants are exercisable over a four year period beginning one year from the closing date of the sale of the securities for an aggregate of approximately 10.8 million shares of Common Stock at an initial exercise price of $.72 per share, subject to customary anti-dilution adjustments and to certain limitations. The Series B Warrants are exercisable over a 90 day period beginning on the later of the date (i) on which the Company’s shareholder approve an increase in the number of authorized shares of Common Stock in an amount sufficient to permit the exercise in full (without regard to any restriction on such exercise) of 150% of the number of shares of Common Stock underlying the Series B Warrants and the issuance of more than 20% of the number of shares of Common Stock outstanding as of February 4, 2005, or (ii) the effective date of the resale registration statement that the Company is obligated to file with respect the shares of Common Stock issuable upon conversion of the Debentures and the exercise of the Series A and Series B Warrants. The Series B Warrants are exercisable for an aggregate of 10.0 million shares of Common Stock at an initial exercise price of $.78 per share, subject to customary anti-dilution adjustments and to certain limitations. The Company has committed to seek the described shareholder approval by April 30, 2005. Pursuant to the Registration Rights Agreement, the Company is obligated to file a registration statement with the Securities and Exchange Commission by no later than the 30th day following the closing of the sale of the securities to permit the resale of the shares of Common Stock issuable upon conversion of the Debentures and exercise of the Series A and Series B Warrants by the holders thereof. Pursuant to the Cash Collateral Agreement, $1.6 million of the gross proceeds from the sale of the

Debentures, the Series A Warrant and the Series B Warrants has been deposited with (and is to be held by) Wachovia Bank, National Association, to secure the Company’s performance under the Debentures.

     The Debentures, Series A Warrants and Series B Warrants were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act. The Debentures, Series A Warrants, the Series B Warrants and the shares of Common Stock issuable upon conversion of the Debentures and exercise of the Series A Warrants and the Series B Warrants may not be offered or sold in the United States absent registration pursuant to the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

     The description contained herein of the Securities Purchase Agreement, the Debentures, the Series A Warrants, the Series B Warrants, the Registration Rights Agreement and the Cash Collateral Agreement is qualified in its entirety to reference to the full text of such documents which are filed as Exhibits to this Current Report on Form 8-K and incorporated herein by this reference.

     Item 9.01    Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired.     None.

     (b) Pro Forma Financial Information.     None

     (c) Exhibits.

     The exhibits required to be filed with this Current Report are set forth on the Exhibit Index attached hereto.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.

	By:	/s/ Juliet M. Reising

Juliet M. Reising, Chief Financial Officer
and Executive Vice President

Dated: February 8, 2005

3

EXHIBIT INDEX

2.1	Securities Purchase Agreement dated as of February 4, 2005 between Verso Technologies, Inc. and the Investors signatory thereto.

4.1	Form of 6% Senior Unsecured Convertible Debenture.

4.2	Form of Series A Warrant to Purchase Common Stock.

4.3	Form of Series B Warrant to Purchase Common Stock.

4.4	Registration Rights Agreement dated as of February 4, 2005 between Verso Technologies, Inc. and the Investors named therein.

99.1	Cash Collateral Agreement dated February 4, 2005 by and among Verso Technologies, Inc., the Investors signatory thereto and Wachovia Bank, National Association.

99.2	Press Release Issued February 7, 2005.

EXHIBIT 2.1

[EXECUTION COPY]

SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of February 4, 2005, by and between VERSO TECHNOLOGIES, INC., a Minnesota corporation (the “Company”), and each of the entities whose names appear on the signature pages hereof. Such entities are each referred to herein as an “Investor” and, collectively, as the “Investors”.

     A. The Company wishes to sell to each Investor, and each Investor wishes to purchase, on the terms and subject to the conditions set forth in this Agreement, (A) a 6% Senior Unsecured Convertible Debenture in the form attached hereto as Exhibit A (each, a “Debenture” and, collectively, the “Debentures”), (B) a Warrant in the form attached hereto as Exhibit B (each, a “Series A Warrant” and, collectively, the “Series A Warrants”) and (C) a Warrant in the form attached hereto as Exhibit C (each, a “Series B Warrant” and, collectively, the “Series B Warrants”). The Series A Warrants and the Series B Warrants are sometimes individually referred to herein as a “Warrant” and collectively as the “Warrants”. The shares of Common Stock into which the Debentures are convertible are referred to herein as the “Conversion Shares” and the shares of Common Stock into which the Warrants are exercisable are referred to herein as the “Warrant Shares”. The Debentures, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

     B. Each Series A Warrant will entitle an Investor to purchase a number of Warrant Shares equal to forty percent (40%) of the number of shares issuable upon conversion of the Debenture purchased by such Investor (without regard to any restrictions on such conversion) at the Conversion Price (as defined below), and will be exercisable commencing on the date that is one (1) year following the Closing Date, have an exercise price equal to $.72 (subject to adjustment as provided therein), and expire on the fifth (5th) anniversary of the Closing Date.

     C. Subject to receipt of Shareholder Approval (as defined below), each Series B Warrant will entitle an Investor to purchase a number of Warrant Shares equal to such Investor’s Pro Rata Share (as defined below) times the quotient obtained by dividing five million dollars ($5,000,000) by the Conversion Price (as defined below), and will be exercisable commencing on the date on which Shareholder Approval (as defined below) has been obtained, have an exercise price equal to $.78 (subject to adjustment as provided therein), and expire on the ninetieth (90th) day following the later to occur of (i) the Effective Date (as defined below) and (ii) the date on which Shareholder Approval (as defined below) has been obtained.

     D. At the Closing (as defined below), the Investors will net from the Purchase Price and deposit with Wachovia Bank, National Association, as collateral agent (the “Collateral Agent”), an amount equal to two (2) years of interest on the Debentures, such amount (the “Collateral Amount”) to be held by the Collateral Agent in an account (the “Collateral Account”) for the benefit of the Investors pursuant to the Collateral Agreement attached hereto as Exhibit D (the “Collateral Agreement”).

     E. The Company has agreed to effect the registration of the Conversion Shares and the Warrant Shares for resale by the holders thereof under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Rights Agreement in the form attached hereto as Exhibit E (the “Registration Rights Agreement”).

     F. The sale of the Debentures and the Warrants by the Company to the Investors will be effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the Commission (as defined below) under the Securities Act.

     In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1. PURCHASE AND SALE OF DEBENTURES AND WARRANTS.

     1.1 Closing. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and each Investor agrees to purchase (i) a Debenture with a principal amount equal to the amount set forth below such Investor’s name on the signature pages hereof, (ii) a Series A Warrant and (iii) a Series B Warrant. The date on which the closing of such purchase and sale occurs (the “Closing”) is hereinafter referred to as the “Closing Date”. The Closing will be deemed to occur at the offices of Duval & Stachenfeld, LLP, 300 East 42nd Street, New York, New York 10017, when (A) this Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Company and each Investor, (B) each of the conditions to the Closing described in Section 5 hereof has been satisfied or waived as specified therein, (C) full payment of each Investor’s Purchase Price (as defined below), less such Investor’s Pro Rata Share (as defined below) of the Collateral Amount, has been made by such Investor to the Company by wire transfer of immediately available funds against physical delivery by the Company of a duly executed Debenture and certificates representing the Warrants being purchased by such Investor and (D) each Investor has delivered its Pro Rata Share of the Collateral Amount to the Collateral Agent.

     1.2 Certain Definitions. When used herein, the following terms shall have the respective meanings indicated:

               “Affiliate” means, as to any Person (the “subject Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s board of directors or other management committee or group, by contract or otherwise.

               “Board of Directors” means the Company’s board of directors.

               “Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banks in the City of New York are required or authorized by law to be closed.

               “Cap Amount” means 19.99% of the number of shares of Common Stock outstanding on the Closing Date (subject to adjustment upon a stock split, stock dividend or similar event).

               “Closing” and “Closing Date” have the respective meanings set forth in Section 1.1 hereof.

               “Commission” means the Securities and Exchange Commission.

               “Common Stock” means the common stock, par value $0.01 per share, of the Company.

               “Conversion Price” has the meaning specified in the Debentures.

               “Debt” means, as to any Person at any time: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services (except trade accounts payable, accrued compensation, accrued expenses, and unearned revenue and customer deposits of such Person that, in any such case, arise in the ordinary course of business and are not more than ninety (90) days past due, and accrued costs of the MCK acquisition and the liabilities of discontinued operations); (c) all capital lease obligations of such Person; (d) all indebtedness, liabilities and obligations of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; and (g) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person.

               “Disclosure Documents” means all SEC Documents filed with the Commission at least five (5) Business Days prior to the Execution Date.

               “Effective Date” has the meaning set forth in the Registration Rights Agreement.

               “Environmental Law” means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection,treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

               “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

               “Event of Default” has the meaning set forth in the Debentures.

               “Execution Date” means the date of this Agreement.

               “Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

               “GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in (i) opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements of the Financial Accounting Standards Board and (iii) interpretations of the Commission and the staff of the Commission. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

               “Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

               “Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

               “Intellectual Property” means any U.S. or foreign patents, patent rights, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

               “Lien” means, with respect to any Property, any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

               “Market Price” means, as of a particular date, the average of the daily VWAP on each of the five (5) consecutive Trading Days occurring immediately prior to (but not including) such date.

               “Material Adverse Effect” means an effect that is material and adverse to (i) the consolidated business, operations, properties, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents (as defined below).

               “Material Contracts” means, as to the Company, any agreement required pursuant to Item 601 of Regulation S-B or Item 601 of Regulation S-K, as applicable, promulgated under the Securities Act to be filed as an exhibit to any report, schedule, registration statement or definitive proxy statement filed or required to be filed by the Company with the Commission under the Exchange Act or any rule or regulation promulgated thereunder, and any and all amendments, modifications, supplements, renewals or restatements thereof.

               “NASD” means the National Association of Securities Dealers, Inc.

               “Obligations” means any and all indebtedness, liabilities and obligations of the Company to the Investor evidenced by and/or arising pursuant to this Agreement to pay amounts due on the Debentures or to make other cash payments, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, the obligations of the Company to repay principal of the Debentures, to pay interest on the Debentures (including, without limitation, interest accruing after any bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys’ fees) provided for in this Agreement or the Debentures.

               “Pension Plan” means an employee benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

               “Permitted Acquisition” means any transaction permitted by the terms of Section 4.8 hereof.

               “Permitted Debt” means the following:

               (a) Debt that is outstanding on the Execution Date and disclosed in the Disclosure Documents;

               (b) the Debentures;

               (c) Subordinated Debt; provided, however, that in the case of any Subordinated Debt incurred from or after the Execution Date (including any increase in existing

Subordinated Debt), such Subordinated Debt shall be Permitted Debt only if such Subordinated Debt matures at least three (3) months after the Maturity Date (as defined in the Debentures);

               (d) Debt consisting of Working Capital Lines; and

               (e) Debt consisting of capitalized lease obligations and purchase money indebtedness incurred in connection with acquisition of capital assets and obligations under sale-leaseback arrangements with respect to newly acquired or leased assets, provided that in each case such obligations are not secured by Liens on any assets of the Company or its Subsidiaries other than the assets so acquired or leased.

               “Permitted Liens” means the following:

               (a) encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of Real Property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of the Company or any of its Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

               (b) Liens for taxes, assessments or other governmental charges (including without limitation in connection with workers’ compensation and unemployment insurance) that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established;

               (c) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, for which adequate reserves (as determined in accordance with GAAP) have been established;

               (d) Liens securing the Company’s obligations under any Working Capital Line; and

               (e) Liens in favor of Clarent Corporation arising under that certain Loan and Security Agreement dated as of February 12, 2003 by and between Clarent Corporation and the Company.

               “Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

               “Principal Market” means the principal exchange or market on which the Common Stock is listed or traded.

               “Property” means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

               “Pro Rata Share” means, with respect to an Investor, the ratio determined by dividing (i) the principal amount of the Debentures purchased hereunder by such Investor by (ii) the aggregate principal amount of Debentures purchased hereunder by all of the Investors.

               “Purchase Price” means, with respect to an Investor, the principal amount of the Debenture purchased by such Investor at the Closing.

               “Real Property” has the meaning specified in Section 3.22 hereof.

               “Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

               “Restricted Payment” means (a) any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of capital stock of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to all of the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Company or any of its Affiliates now or hereafter outstanding, except the Securities; (c) any prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement, sinking fund or defeasance of, any Debt (whether upon acceleration of such Debt or otherwise) other than the Securities; and (d) any loan, advance or payment to any officer, director or shareholder of the Company or any of its Affiliates, exclusive of (i) reasonable compensation and reimbursements paid to officers or directors in the ordinary course of business and (ii) the scheduled repayment of principal and interest with respect to any loans made by any such Affiliate to the Company provided such loans are outstanding as of the date hereof and are set forth on Schedule 3.5 hereto. Notwithstanding the foregoing, (A) the issuance of securities upon exercise or conversion of the Company’s options, warrants or other convertible securities outstanding as of the date hereof and set forth on Schedule 3.5 or the grant of additional options or warrants or the issuance of additional securities, in each such case under any Company stock option or restricted stock plan approved by the independent members of the Board of Directors, and (B) the issuance of equity securities to, or making payments under license, joint venture or similar agreements with, persons with whom the Company has a joint venture, strategic alliance or other commercial relationship in connection with the operation of the Company’s business, and not in connection with a transaction the purpose of which is to raise equity capital, shall not be deemed to be a Restricted Payment.

               “Rule 144” means Rule 144 under the Securities Act or any successor provision.

               “SEC Documents” has the meaning specified in Section 3.4 hereof.

               “Securities” has the meaning specified in the preamble to this Agreement.

               “Shareholder Approval” means (i) the affirmative vote of the holders of the number of shares of outstanding Common Stock required under the Minnesota Business Corporation Code to approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock to at least 150% of the number of shares sufficient to permit the exercise in full of the Series B Warrants (without regard to any restriction on such exercise) and (ii) the affirmative vote of the holders of such number of votes cast at a meeting of shareholders approving the issuance of Common Stock in excess of the Cap Amount as may be required under the applicable listing requirements of the Principal Market.

               “Significant Investor” means any Investor that, at the Closing, purchases Debentures with an aggregate original principal amount equal to at least $1,000,000.

               “Subordinated Debt” means Debt of the Company which meets each of the following requirements: (a) such Debt is wholly unsecured or the Liens securing such Debt are permitted pursuant to the terms of this Agreement; and (b) such Debt is contractually subordinated, as to payment and liquidation, to the payment in full of the Debentures and the Obligations on terms, and pursuant to written agreements in form and substance, reasonably satisfactory to Investors holding at least fifty percent (50%) of the aggregate principal amount of the Debentures outstanding on the date such Debt is incurred (the “Subordinated Debt Documents”).

               “Subsequent Placement” means the issuance, sale, exchange, or agreement or obligation to issue, sell or exchange or reserve, or agreement to or set aside for issuance, sale or exchange, (i) any shares of Common Stock, (ii) any other equity security of the Company, including without limitation shares of preferred stock, (iii) any other security of the Company which by its terms is convertible into or exchangeable or exercisable for any equity security of the Company, or (iv) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such security described in the foregoing clauses (i) through (iii).

               “Subsidiary” means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

               “Termination Date” means the first date on which there are no Debentures outstanding.

               “Trading Day” means any day on which the Common Stock is purchased and sold on the Principal Market.

               “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Collateral Agreement, the Debentures and the Warrants, and all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or any of its officers at the Closing.

               “VWAP” on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Investors and reasonably satisfactory to the Company. If the VWAP cannot be calculated for the Common Stock on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation reasonably acceptable to the Investors, and shall cause such investment banking firm to perform such determination and notify the Company and the Investors of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

               “Working Capital Line” means a revolving credit facility or line established by the Company with a commercial lending institution and secured by a first lien on the Company’s and/or its Subsidiaries’ assets.

     1.3 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

     2. REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR.

     Each Investor (with respect to itself only) hereby represents and warrants to the Company and agrees with the Company that, as of the Execution Date:

     2.1 Authorization; Enforceability. Such Investor is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as set forth below such Investor’s name on the signature page hereof with the requisite corporate power and authority to purchase the Debentures and Warrants to be purchased by it hereunder and to execute and deliver this Agreement and the other Transaction Documents to which it is a party. This Agreement constitutes, and upon execution and delivery thereof, each other Transaction Document to which such Investor is a party will constitute, such Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

     2.2 Accredited Investor. Such Investor (i) is an “accredited investor” as that term is defined in Rule 501 of Regulation D, (ii) was not formed or organized for the specific purpose of making an investment in the Company, and (iii) is acquiring the Securities solely for its own account and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are registered under, or exempt from the registration requirements of, the Securities Act and/or sales registered under the Securities Act; provided, however, that in making such representation, such Investor does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition. Such Investor can bear the economic risk of a total loss of its investment in the Debentures and the Warrants and has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities.

     2.3 Information. The Company has, prior to the Execution Date, provided such Investor with information regarding the business, operations and financial condition of the Company and has, prior to the Execution Date, granted to such Investor the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Debentures and Warrants hereunder, in order for such Investor to make an informed decision with respect to its investment in the Debentures and Warrants. Neither such information nor any other investigation conducted by such Investor or any of its representatives shall modify, amend or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

     2.4 Limitations on Disposition. Such Investor acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

     2.5 Legend. Such Investor understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale.”

            Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of any of the Securities is registered pursuant to an effective registration statement, (B) such Securities have been sold pursuant to Rule 144, subject to receipt by the Company of customary documentation reasonably acceptable to the Company in connection therewith, or (C) such Securities are eligible for resale under Rule 144(k) or any successor provision, such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.

     2.6 Reliance on Exemptions.Such Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of such Investor set forth in this Section 2 in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

     2.7 Non-Affiliate Status; Common Stock Ownership. Such Investor is not an Affiliate of the Company or of any other Investor and is not acting in association or concert with any other Person in regard to its purchase of Debentures and Warrants or otherwise in respect of the Company. Such Investor’s investment in Debentures and Warrants is not for the purpose of acquiring, directly or indirectly, control of, and it has no intent to acquire or exercise control of, the Company or to influence the decisions or policies of the Board of Directors.

     2.8 Fees.Such Investor is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

     2.9 No Conflicts. The execution and performance of this Agreement and the other Transaction Documents to which it is a party do not conflict in any material respect with any agreement to which such Investor is a party or is bound thereby, any court order or judgment applicable to such Investor, or the constituent documents of such Investor.

     2.10 No Governmental Review. Such Investor understands that no U.S. federal or state agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor and agrees with each Investor that, as of the Execution Date:

            3.1 Organization, Good Standing and Qualification. Each of the Company and each of its Subsidiaries (collectively, the “Company Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each of the Company and the Company Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not reasonably be expected to have a Material Adverse Effect.

            3.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents, to issue and sell the Debentures and the Warrants to the Investors in accordance with the terms hereof and thereof, to issue the Conversion Shares upon conversion of the Debentures and to issue the Warrant Shares upon exercise of the Series A Warrants and, upon receipt of Shareholder Approval, the Series B Warrants. Except for the absence of Shareholder Approval with respect to the issuance of the Series B Warrants, all corporate action on the part of the Company by its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents has been taken, and no further consent or authorization of the Company, its Board of Directors, shareholders, any Governmental Authority or organization (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement), or any other person or entity is required (pursuant to any rule of the NASD or otherwise). The Board of Directors has determined that the issuance and sale of the Securities, and the consummation of the transactions contemplated hereby and by the other Transaction Documents (including without limitation the issuance of Conversion Shares in accordance with the terms of the Debentures and Warrant Shares in accordance with the terms of the Series A Warrants and, upon and subject to receipt of Shareholder Approval, the Series B Warrants), are in the best interests of the Company.

            3.3 Enforcement. This Agreement has been and, at or prior to the Closing, each other Transaction Document to be delivered at the Closing will be, duly executed and delivered by the Company. This Agreement constitutes and, upon the execution and delivery thereof by the Company, each other Transaction Document will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

            3.4 Disclosure Documents; Agreements; Financial Statements; Other Information.The Company is subject to the reporting requirements of the Exchange Act and has filed with the Commission all reports, schedules, registration statements and definitive proxy statements that the Company was required to file with the Commission on or after December 31, 2003 (collectively, the “SEC Documents”). The Company is not aware of any event occurring or expected to occur on or prior to the Closing Date (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each SEC Document, as of the date of the filing thereof with the Commission (or if amended or superseded by a filing prior to the Execution Date, then on the date of such amending or superseding filing), complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the Execution Date, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents required to be filed as exhibits to the SEC Documents have been filed as required. Except as set forth in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in the financial statements included in the Disclosure Documents and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). The Company will prepare the financial statements to be included in any reports, schedules, registration statements and definitive proxy statements that the Company is required to file or files with the Commission after the date hereof in accordance with GAAP (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements).

            3.5 Capitalization; Debt Schedule. The capitalization of the Company, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans and agreements, the number of shares issuable and reserved for issuance pursuant to securities (other than the Debentures and Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon conversion of the Debentures and exercise of the Series A Warrants, is set forth on Schedule 3.5 hereto. All outstanding shares of capital stock of the Company have been, or upon issuance will be, validly issued, fully paid and non-assessable. Except as disclosed on Schedule 3.5 hereto, the Company or a Company Subsidiary owns all of the capital stock of each Company Subsidiary, which capital stock is validly issued, fully paid and non-assessable, and no shares of the capital stock of the Company or any of its Subsidiaries are subject to preemptive rights or any other similar rights of the shareholders of the Company or any such Subsidiary or any Liens created by or through the Company or any such Subsidiary. Except as disclosed on Schedule 3.5 or as contemplated herein, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries (whether pursuant to anti-dilution, “reset” or other similar provisions). Schedule 3.5 identifies all Debt of the Company and its Subsidiaries currently outstanding in excess of $100,000 as of the date hereof.

            3.6 Due Authorization; Valid Issuance. The Debentures are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, will be duly and validly issued, free and clear of any Liens imposed by or through the Company and assuming the accuracy of each Investor’s representations in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws. The Warrants are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company and, assuming the accuracy of each Investor’s representations in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws. The Conversion Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Debentures, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company. The Warrant Shares issuable under the Series A Warrants are duly authorized and reserved for issuance. All Warrant Shares, when issued in accordance with the terms of the Warrants (subject, in the case of the Series B Warrants, to Shareholder Approval), will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company.

            3.7 No Conflict. Neither the Company nor any of the Company Subsidiaries is in violation of any provisions of its charter, Bylaws or any other governing document. Neither the Company nor any of the Company Subsidiaries is in violation of or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or any Company Subsidiary, except for any violation or default that has not had or would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.7, the (i) execution, delivery and performance of this Agreement and the other Transaction Documents and (ii) consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Debentures and the Warrants and the reservation for issuance and issuance of the Conversion Shares and the Series A Warrant Shares and, upon receipt of Shareholder Approval, the Series B Warrant Shares) will not result in any violation of any provisions of the Company’s or any Company Subsidiary’s charter, Bylaws or any other governing document or in a default under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or any Company Subsidiary or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any Lien upon any assets of the Company or of any of the Company Subsidiaries or the triggering of any preemptive or anti-dilution rights (including without limitation pursuant to any “reset” or similar provisions) or rights of first refusal or first offer, or any other rights that would allow or permit the holders of the Company’s securities to purchase shares of Common Stock or other securities of the Company (whether pursuant to a shareholder rights plan provision or otherwise), on the part of holders of the Company’s securities.

            3.8 Financial Condition; Taxes; Litigation.

               3.8.1 Except as set forth on Schedule 3.8.1 hereto, the financial condition of the Company and each Company Subsidiary is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole. Except as set forth on Schedule 3.8.1 hereto, there has been no (i) material adverse change to the business, operations, properties, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole since the date of the Company’s most recent audited financial statements contained in the Disclosure Documents or (ii) change by the Company in its accounting principles, policies and methods except as required by changes in GAAP.

               3.8.2 Except as set forth on Schedule 3.8.2 hereto, the Company and each of the Company Subsidiaries has prepared in good faith and duly and timely filed all tax returns required to be filed by it and such returns are complete and accurate in all material respects and the Company and each of the Company Subsidiaries has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.8.2 hereto, neither the Company nor any Company Subsidiary has any liability with respect to taxes that accrued on or before the date of the most recent balance sheet of the Company included in the Disclosure Documents in excess of the amounts accrued with respect thereto that are reflected on such balance sheet.

               3.8.3 Except as set forth on Schedule 3.8.3 hereto, neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Company’s knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission, the NASD, any state securities commission or other Governmental Authority.

               3.8.4 Except as set forth on Schedule 3.8.4 hereto, there is no material claim, litigation or administrative proceeding pending, or, to the Company’s knowledge, threatened or contemplated, against the Company or any of the Company Subsidiaries, or against any officer, director or employee of the Company or any such Subsidiary in connection with such person’s employment therewith. Neither the Company nor any of the Company Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or Government Authority which has had or would reasonably be expected to have a Material Adverse Effect.

            3.9 Form S-3. The Company is eligible to register the Conversion Shares and Warrant Shares for resale in a secondary offering by each Investor on a registration statement on Form S-3 under the Securities Act. To the Company’s knowledge, as of the date hereof and as of the Closing Date, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant’s consents) that could reasonably be expected to prohibit or delay the preparation, filing or effectiveness of such registration statement.

            3.10 Acknowledgement of Dilution. The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Debentures and the issuance of the Warrant Shares upon exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Debentures in accordance with the terms of the Debentures, and to issue Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants, is unconditional (other than with respect to the conditions set forth in the Debentures and the Warrants, respectively) regardless of the effect of any such dilution. The Company further acknowledges that (a) such Investor may engage in hedging activities at various times during the period that the Securities are outstanding and (b) any such hedging activities could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that such hedging activities are being conducted.

            3.11 Intellectual Property. As of the date hereof and as of the Closing Date, and except as set forth in Schedule 3.11:

               (a) The Company and its Subsidiaries own, free and clear of claims or rights or any other Person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or, to the knowledge of the Company, has acquired licenses or other rights to use, all Intellectual Property necessary for the conduct of its respective business as presently conducted (other than with respect to software which is generally commercially available and not used or incorporated into the Company’s products and open source software which may be subject to one or more “general public” licenses). All works that are used or incorporated into the Company’s or its Subsidiaries’ services, products or services or products actively under development and which is proprietary to the Company or such Subsidiary was developed by or for the Company or its Subsidiaries by the current or former employees, consultants or independent contractors of the Company or its Subsidiaries or purchased or licensed by the Company or one or more of its Subsidiaries.

               (b) The business of the Company and its Subsidiaries as presently conducted and the production, marketing, licensing, use and servicing of any products or services of the Company and its Subsidiaries do not, to the knowledge of the Company, infringe or conflict with any patent, trademark, copyright, or trade secret rights of any third parties or any other Intellectual Property of any third parties in any material respect. Neither the Company nor any of its Subsidiaries has received written notice from any third party asserting that any Intellectual Property owned or licensed by the Company or its Subsidiaries, or which the Company or any of its Subsidiaries otherwise has the right to use, is invalid or unenforceable by the Company or such Subsidiary and, to the Company’s knowledge, there is no valid basis for any such claim (whether or not pending or threatened).

               (c) No claim is pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries nor has the Company or any of its Subsidiaries received any written notice or other written claim from any Person asserting that any of the Company’s or its Subsidiaries’ present or contemplated activities infringe or may infringe in any material respect any Intellectual Property of such Person, and the Company is not aware of any infringement by any other Person of any material rights of the Company or any of its Subsidiaries under any Intellectual Property Rights.

               (d) All licenses or other agreements under which the Company or any of its Subsidiaries is granted Intellectual Property (excluding licenses to use software utilized in the Company’s or such Subsidiary’s internal operations and which is generally commercially available) are in full force and effect and, to the Company’s knowledge, there is no material default by any party thereto. The Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the rights to the Intellectual Property purported to be granted thereby.

               (e) All licenses or other agreements under which the Company or any of its Subsidiaries has granted rights to Intellectual Property to others (including all end-user agreements) since January 1, 2004, are in full force and effect, there has been no material default by the Company or any of its Subsidiaries thereunder and, to the Company’s knowledge, there is no material default of any provision thereof relating to Intellectual Property by any other party thereto.

               (f) The Company and its Subsidiaries have taken all steps required in accordance with commercially reasonable business practice to establish and preserve their ownership in their owned Intellectual Property and to keep confidential all material technical information developed by or belonging to the Company or its Subsidiaries which has not been patented or copyrighted. To the Company’s knowledge, neither the Company nor any of its Subsidiaries is making any unlawful use of any Intellectual Property of any other Person, including, without limitation, any former employer of any past or present employees of the Company or any of its Subsidiaries. To the Company’s knowledge, neither the Company, any of its Subsidiaries nor any of their respective employees has any agreements or arrangements with former employers of such employees relating to any Intellectual Property of such employers, which materially interfere or conflict with the performance of such employee’s duties for the Company or its Subsidiaries or result in any former employers of such employees having any rights in, or claims on, the Company’s or any of its Subsidiaries’ Intellectual Property. Each current employee of the Company and of each of its Subsidiaries has executed agreements regarding confidentiality, proprietary information and assignment of inventions and copyrights to the Company or its Subsidiaries, each independent contractor or consultant of the Company and of each of its Subsidiaries has executed agreements regarding confidentiality and proprietary information, and neither the Company nor any of its Subsidiaries has received written notice that any employee, consultant or independent contractor is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions. Without limiting the foregoing: (i) the Company and each of its Subsidiaries has taken reasonable security measures to guard against unauthorized disclosure or use of any of its Intellectual Property that is confidential or proprietary; and (ii) the Company has no reason to believe that any Person (including, without limitation, any former employee or consultant of the Company or of any of its Subsidiaries) has unauthorized possession of any of its Intellectual Property, or any part thereof, or that any Person has obtained unauthorized access to any of its Intellectual Property. The Company and each of its Subsidiaries has complied in all material respects with its respective obligations pursuant to all agreements relating to Intellectual Property rights that are the subject of licenses granted by third parties, except for any non-compliance that has not had or would not reasonably be expected to have a Material Adverse Effect.

            3.12 Registration Rights; Rights of Participation. Except as described on Schedule 3.12 hereto, (A) the Company has not granted or agreed to grant to any person or entity any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied in full prior or waived to the date hereof and (B) no person or entity, including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, anti-dilutive right or any similar right to participate in, or to receive securities or other assets of the Company solely as a result of the transactions contemplated by this Agreement or the other Transaction Documents.

            3.13 Solicitation; Other Issuances of Securities. Neither the Company nor any of its Subsidiaries or Affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities, or (ii) has, directly or indirectly, made any offers or sales of any security or the right to purchase any security, or solicited any offers to buy any security or any such right, under circumstances that would require registration of the Securities under the Securities Act.

            3.14 Fees. Except as described on Schedule 3.14 hereto, the Company is not obligated to pay any brokers, finders or financial advisory fees or commissions to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Company will indemnify and hold harmless such Investor from and against any claim by any person or entity alleging that such Investor is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

            3.15 Foreign Corrupt Practices. Neither the Company, any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

            3.16 Key Employees. Each of the Company’s executive officers (as defined in Rule 501(f) of the Securities Act) (each, a “Key Employee”) is currently serving in the capacity described in the Disclosure Documents. The Company has no knowledge of any fact or circumstance (including without limitation (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any such person from serving in such capacity on a full-time basis in the foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company. To the knowledge of the Company, no Key Employee has borrowed money pursuant to a currently outstanding loan that is secured by Common Stock or any right or option to receive Common Stock.

            3.17 Employee Matters. There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Company, threatened between it and its employees. No employees of the Company belong to any union or collective bargaining unit. The Company has complied in all material respects with all applicable federal and state equal opportunity and other laws related to employment.

            3.18 Environment. Except as disclosed in the Disclosure Documents, the Company and the Company Subsidiaries have no liabilities under any Environmental Law, nor, to the Company’s knowledge, do any factors exist that are reasonably likely to give rise to any such liability, affecting any of the properties owned or leased by the Company or any of the Company Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has violated any Environmental Law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

            3.19 ERISA. Except as described on Schedule 3.19, the Company does not maintain or contribute to, or have any obligation under, any Pension Plan. The Company is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, with respect to each Pension Plan except in any such case for any such matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

            3.20 Disclosure. The representations, warranties and written statements contained in this Agreement and the other Transaction Documents and in the certificates, exhibits and schedules delivered to such Investor by the Company pursuant to this Agreement and the other Transaction Documents and in connection with such Investor’s due diligence investigation of the Company, do not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. Neither the Company nor any Person acting on its behalf or at its direction has provided such Investor with material non-public information other than the term of the transactions contemplated hereby. Following the issuance of a press release in accordance with Section 4.1(c) hereof, to the Company’s knowledge, such Investor will not possess any material non-public information concerning the Company that was provided to such Investor by the Company or its agents or representatives. The Company acknowledges that such Investor is relying on the representations, acknowledgments and agreements made by the Company in this Section 3.20 and elsewhere in this Agreement in making trading and other decisions concerning the Company’s securities.

            3.21 Insurance. The Company maintains insurance for itself and its Subsidiaries in such amounts and covering such losses and risks as is reasonably sufficient and customary in the businesses in which the Company and the Company Subsidiaries are engaged. As of the date hereof and as of the Closing Date, no notice of cancellation has been received for any of such policies and the Company is in compliance in all material respects with all of the terms and conditions thereof. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue to conduct its business as currently conducted without a significant increase in cost. Without limiting the generality of the foregoing, the Company maintains Director’s and Officer’s insurance in an amount not less than $10 million for each covered occurrence.

            3.22 Property. Schedule 3.22 sets forth all real Property owned by the Company or any of the Company Subsidiaries (“Real Property”). The Company and the Company Subsidiaries have good and marketable title in fee simple to all Real Property and good and marketable title to all personal Property owned by them, in each case free and clear of all Liens, except for Permitted Liens or as described on Schedule 3.22 hereto. Any Property held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such Property by the Company and its Subsidiaries.

            3.23 Regulatory Permits. The Company and the Company Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have any such authorization or permit would have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

            3.24 Exchange Act Registration; Listing. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq SmallCap Market. Except as set forth on Schedule 3.24 hereto, the Company currently meets the continuing eligibility requirements for listing on the Nasdaq SmallCap Market and has not received any notice from such market or the NASD that it does not satisfy such requirements or that such continued listing is in any way threatened. The Company has taken no action designed to, or which, to the knowledge of the Company, would reasonably be expected to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq SmallCap Market.

            3.25 Investment Company Status. The Company is not, and immediately after receipt of payment for the Debentures and the Warrants issued under this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

            3.26 Transfer Taxes. No stock transfer or other taxes (other than income taxes) are required to be paid in connection with the issuance and sale of any of the Securities, other than such taxes for which the Company has established appropriate reserves and intends to pay in full on or before the Closing.

            3.27 Sarbanes-Oxley Act; Internal Controls and Procedures. The Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof. The Company maintains internal accounting controls, policies and procedures, and such books and records as are reasonably designed to provide reasonable assurance that (i) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are effected by a duly authorized employee or agent of the Company, supervised by and acting within the scope of the authority granted by the Company’s senior management; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; and (iii) all transactions to which the Company or any Company Subsidiary is a party, or by which its properties are bound, are recorded (and such records maintained) in accordance with all Government Requirements and as may be necessary or appropriate to ensure that the financial statements of the Company are prepared in accordance with GAAP.

            3.28 Embargoed Person. None of the funds or other assets of the Company or its Subsidiaries shall constitute property of, or shall be beneficially owned, directly or indirectly, by any person subject to trade restrictions under United States law, including, but not limited to, the

International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the investments evidenced by the Securities are or would be in violation of law. No Embargoed Person shall have any interest of any nature whatsoever in the Company or any Subsidiary with the result that the investments evidenced by the Securities are or would be in violation of law. None of the funds or other assets of the Company or its Subsidiaries shall be derived from any unlawful activity with the result that the investments evidenced by the Securities are or would be in violation of law.

     3.29 Solvency. The Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted taking into account the current and projected capital requirements of the business conducted by the Company and projected capital availability. The Company has no knowledge of any facts or circumstances which lead it to believe that it will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intention to so file.

     3.30 Transactions with Interested Persons. Except as set forth in Schedule 3.30, no officer, director or employee of the Company or any of its Subsidiaries is or has made any arrangements with the Company or any of its Subsidiaries to become a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     3.31 Customers and Suppliers. The relationships of the Company and its Subsidiaries with their respective customers and suppliers are maintained on commercially reasonable terms. Except as set forth on Schedule 3.31 hereto, to the Company’s knowledge, no customer or supplier of the Company or any of its Subsidiaries has any plan or intention to terminate its agreement with the Company or such Subsidiary, which termination would reasonably be expected to have a Material Adverse Effect.

     3.32 No Other Agreements. The Company has not, directly or indirectly, entered into any agreement with or granted any right to any Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents, except as expressly set forth in the Transaction Documents.

4. COVENANTS OF THE COMPANY AND EACH INVESTOR.

     4.1 The Company agrees with each Investor that the Company will:

               (a) file a Form D with respect to the Securities issued at the Closing as and when required under Regulation D and provide a copy thereof to such Investor promptly after such filing;

               (b) take such action as the Company reasonably determines upon the advice of counsel is necessary to qualify the Debentures and Warrants for sale under applicable state or “blue-sky” laws or obtain an exemption therefrom, and shall promptly provide evidence of any such action to such Investor at such Investor’s request; and

               (c) (i) on or prior to 5:00 p.m. (eastern time) on February 7, 2005, issue a press release disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and (ii) on or prior to 5:00 p.m. (eastern time) on February 8, 2005, file with the Commission a Current Report on Form 8-K disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including as exhibits this Agreement and the other Transaction Documents; provided, however, that each Significant Investor shall have a reasonable opportunity to review and comment on any such press release or Form 8-K prior to the issuance or filing thereof; and provided, further, that if the Company fails to issue a press release disclosing the material terms of this Agreement and the other Transaction Documents within the time frames described herein, any Significant Investor may issue a press release disclosing such information without any notice to or consent by the Company. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby.

     4.2 Existence and Compliance. The Company agrees that it will, during the period beginning on the Execution Date and ending on the Termination Date:

               (a) maintain its corporate existence in good standing;

               (b) maintain, keep and preserve all of its Properties necessary in the proper conduct of its businesses in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals and replacements and improvements thereto, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (c) pay or discharge before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien (other than a Permitted Lien) upon any of its Property, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that the Company shall not be required to pay or discharge any tax, levy, assessment or governmental charge, or claim for labor, material or supplies, whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP;

               (d) comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (e) comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts,

except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (f) provide each Investor with copies of all materials sent to its shareholders at the same time as such materials are delivered to such shareholders;

               (g) timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination;

               (h) until the Effective Date, take commercially reasonable steps to restrict each of the Company’s Key Employees from selling shares of Common Stock, other than in connection with any 10b-5(1) trading plans in effect as of the Execution Date and disclosed to each Investor in writing; and

               (i) use commercially reasonable efforts to maintain adequate insurance coverage (including D&O insurance) for the Company and each Company Subsidiary.

     4.3 Reservation of Common Stock. The Company shall, on the Closing Date, have authorized and reserved for issuance to the Investors free from any preemptive rights, and shall keep available at all times during which any Debentures or Warrants are outstanding, a number of shares of Common Stock (the “Reserved Amount”) that, on the Closing Date, is not less than the sum of (A) the number of Conversion Shares issuable upon conversion of all of the Debentures issued or issuable at or prior to the Closing plus (B) the number of Warrant Shares issuable upon exercise of all of the Series A Warrants issued or issuable at or prior to the Closing, in each case without regard to any limitation or restriction on such conversion or exercise that may be set forth in the Debentures or the Warrants. The Reserved Amount shall be allocated in accordance with each Investor’s Pro Rata Share. In the event that an Investor shall sell or otherwise transfer any of such Investor’s Debentures or Warrants, each transferee shall be allocated a pro rata portion of such transferor’s Reserved Amount. Any portion of the Reserved Amount allocated to any Investor or other Person which no longer holds any Debentures or Warrants shall be reallocated to the remaining Investors pro rata based on the number of Registrable Securities held by such Investors at such time. In the event that the Reserved Amount is insufficient at any time to cover all of the Registrable Securities issuable upon the conversion of the Debentures and the exercise of the Series A Warrants and, if Shareholder Approval has been obtained, the Series B Warrants (without regard to any restriction on such conversion or exercise), the Company shall take such action (including without limitation holding a meeting of its shareholders) to increase the Reserved Amount to cover all of the Registrable Securities issuable upon such conversion and exercise, such increase to be effective not later than the thirtieth (30th) day (or sixtieth (60th) day, in the event shareholder approval is required for such increase) following the Company’s receipt of written notice of such deficiency. While any Debentures or Warrants are outstanding, the Company shall not reduce the Reserved Amount without obtaining the prior written consent of each Investor.

     4.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Debentures and Warrants as specified on Schedule 4.4 hereof; provided, that the Company shall not use any of such proceeds (i) to pay any dividend or make any distribution on any of its securities, or

(ii) to repay any loan made to or incurred by any Key Employee or any other officer or director or Affiliate of the Company.

     4.5 Limitation on Debt and Liens. During the period beginning on the Execution Date and ending on the Termination Date, the Company shall refrain, and shall ensure that each of its Subsidiaries refrains, (a) from incurring any Debt (including without limitation by issuing any Debt securities) or increasing the amount of any Debt beyond the amount outstanding on the date hereof, unless the Debt that is incurred or increased constitutes Permitted Debt, and (b) from granting, establishing or maintaining any Lien on any of its assets, including without limitation any pledge of securities owned or held by it (including without limitation any securities issued by any such Subsidiary), other than (i) Permitted Liens (including the imposition of any Lien after the Closing Date, provided that, upon the imposition of any mechanic’s, tax or similar statutory lien that is material to the Company, the Company shall use commercially reasonable efforts to remove such lien as soon as practicable (including without limitation contesting such lien in good faith by appropriate proceedings)), (ii) any interest or title of a lessor under any capitalized lease obligation, provided that such Liens do not extend to any property or assets which is not leased property subject to such capitalized lease obligation, (iii) purchase money Liens to finance property or assets of the Company or any Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Debt shall not exceed the cost of such property or assets (including the cost of design, development, improvement, production, acquisition, construction, installation and integration) and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired or constructed (and any improvements) and (B) the Lien securing such purchase money Debt shall be created within ten (10) days of such acquisition, construction or improvement, (iv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, and (v) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its subsidiaries, including rights of offset and set-off.

     4.6 Restricted Payments. During the period beginning on the Execution Date and ending on the Termination Date, the Company will not, nor will it permit any Subsidiary of the Company to, make any Restricted Payments, except that:

               (a) the Company may make regularly scheduled payments of principal and interest accrued on any Permitted Debt if and to the extent (but only if and to the extent) required by the express terms of the documents governing such Permitted Debt; and

               (b) Subsidiaries of the Company may make Restricted Payments to the Company;

provided, however, that no Restricted Payments may be made pursuant to clause (a) above if an Event of Default (or an event or circumstance that with the giving of notice or lapse of time would constitute an Event of Default) exists at the time of such Restricted Payment or would result therefrom.

     4.7 Disposition of Property. During the period beginning on the Execution Date and ending on the Termination Date, the Company will not, nor will it permit any Subsidiary of the Company to, sell, lease, assign, transfer or otherwise dispose of any of its Property, except (i) dispositions of Property by the Company and its Subsidiaries in the ordinary course of business or that are approved by the independent members of the Board of Directors, (ii) expenditures of money (including, without limitation, money held in deposit accounts) made in the ordinary course of business or for the purpose of making Restricted Payments expressly permitted in accordance with this Agreement, (iii) licenses granted and development agreements entered into with respect to its Intellectual Property to third parties, (iv) dispositions of Property that do not exceed $250,000 (individually) or $500,000 (in the aggregate) in any calendar year, and (v) dispositions of Property, including, without limitation, the expenditures of money, in connection with a Permitted Acquisition.

     4.8 Mergers and Consolidations. Except with respect to the matter described on Schedule 4.8, and unless the Company obtains the written consent of each Significant Investor, which consent shall not be unreasonably withheld, during the period beginning on the Execution Date and ending on the Termination Date, the Company will not, and will not permit any Subsidiary of the Company to, (A) merge with or consolidate into, any Person, except that (i) any of the Company’s wholly owned Subsidiaries may merge with, consolidate into the Company or another of the Company’s wholly owned Subsidiaries and (ii) the Company or any Subsidiary of the Company may effect a merger solely for the purpose of changing its jurisdiction of incorporation, or (B) purchase, agree to purchase or otherwise acquire the capital stock or other equity interests in or assets (constituting a business unit) of, any Person, unless, in the case of either (A) or (B), each of the following conditions is satisfied: (1) the Company will be the continuing or surviving company immediately following such transaction, (2) no Change of Control (as defined in the Debentures) will occur as a result of such transaction, and (3) such transaction will not result in a decrease of more than ten percent (10%) of the Company’s consolidated EBITDA (as calculated on a pro forma basis for the most recent financial reporting period and as adjusted to eliminate any reasonably expected cost reductions to be made in connection with such transaction).

     4.9 [Intentionally omitted]

     4.10 Certain Transactions. During the period beginning on the Execution Date and ending on the Termination Date, and except as may be expressly permitted or required by the Transaction Documents, the Company will not, nor will it permit any Subsidiary of the Company to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Company or any Subsidiary of the Company to (a) pay dividends or make any other distribution to the Company or any Subsidiary of the Company in respect of capital stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any indebtedness owed to the Company or any Subsidiary of the Company, (c) make any loan or advance or capital contribution to the Company or any Subsidiary of the Company, (d) sell, lease or transfer any of its Property to the Company or any Subsidiary of the Company, or (e) grant a Lien (other than a Permitted Lien) on any of its Properties.

     4.11 Modification of Certain Agreements. During the period beginning on the Execution Date and ending on the Termination Date, the Company will not, nor will it permit any of the Company Subsidiaries to, consent to or implement any termination, amendment, modification, supplement or waiver of (a) the certificate or articles of incorporation, articles of organization, bylaws, regulations or other constituent documents of the Company or any such Company Subsidiary or (b) any Material Contract to which it is a party; provided, however, that any of such documents may be amended or modified if and to the extent that (i) such change or modification is necessary in order to carry out the intent of any Transaction Document, or (ii) such amendment or modification is not materially adverse to the Company, any such Company Subsidiary or any Investor.

     4.12 Transactions with Affiliates. The Company agrees that any transaction or arrangement between it or any of its Subsidiaries and any Affiliate or employee of the Company shall be effected on an arms’ length basis and shall be approved by the Company’s independent directors.

     4.13 Use of Investor Name. Except as may be required by applicable law and/or this Agreement, the Company shall not use, directly or indirectly, any Investor’s name or the name of any of its Affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of any Investor for the specific use contemplated or as otherwise required by applicable law or regulation.

     4.14 Company’s Instructions to Transfer Agent. On or prior to the Closing Date, the Company shall execute and deliver irrevocable written instructions to the transfer agent for its Common Stock (the “Transfer Agent”), and provide each Investor with a copy thereof, directing the Transfer Agent (i) to issue certificates representing Conversion Shares upon conversion of the Debentures and receipt of a valid Conversion Notice (as defined in the Debentures) from an Investor, in the amount specified in such Conversion Notice, in the name of such Investor or its nominee, (ii) to issue certificates representing Warrant Shares upon exercise of the Warrants and (iii) to deliver such certificates to such Investor on an expedited basis. Such certificates may bear legends pursuant to applicable provisions of this Agreement or applicable law. The Company shall instruct the transfer agent that, in lieu of delivering physical certificates representing shares of Common Stock to an Investor upon conversion of the Debentures, or exercise of the Warrants, and as long as the Transfer Agent is a participant in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and such Investor has not informed the Company that it wishes to receive physical certificates therefor, and no legend is required to appear on any physical certificate if issued, the transfer agent shall effect delivery of Conversion Shares or Warrant Shares, as the case may be, by crediting the account of such Investor or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates. The Company represents to and agrees with each Investor that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict such Investor’s right to convert the Debentures or to receive Conversion Shares in accordance with the terms of the Debentures or to exercise the Warrant or to receive Warrant Shares upon exercise of the Warrants. In the event that the Company’s relationship with the Transfer Agent should be terminated for any reason, the Company shall use its best efforts to cause the

Transfer Agent to continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and receives the instructions described above.

     4.15 Limitations on Disposition. No Investor shall sell, transfer, assign or dispose of any Securities, unless:

               (a) there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b) such Investor has notified the Company in writing of any such disposition, and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act; provided, however, that no such opinion of counsel will be required (A) if the sale, transfer or assignment is made to an Affiliate of such Investor, (B) if the sale, transfer or assignment is made pursuant to Rule 144 and such Investor provides the Company with evidence reasonably satisfactory to the Company that the proposed transaction satisfies the requirements of Rule 144 or (C) in connection with a bona fide pledge or hypothecation of any Securities under a margin arrangement with a broker-dealer or other financial institution or the sale of any such Securities by such broker-dealer or other financial institution following such Investor’s default under such margin arrangement.

     4.16 Disclosure of Information. The Company agrees that it will not at any time following the Execution Date disclose material non-public information to any Investor without first obtaining such Investor’s written consent to such disclosure.

     4.17 Listing. The Company (i) has, or promptly following the Closing shall, use its best efforts to include all of the Conversion Shares issuable upon conversion of the Debentures and all of the Warrant Shares issuable upon exercise of the Warrants (without regard to any limitation on such conversion or exercise) for listing on the Nasdaq SmallCap Market, and (ii) shall use its best efforts to maintain the designation and quotation, or listing, of the Common Stock on Nasdaq SmallCap Market, the Nasdaq National Market or the New York Stock Exchange for a minimum of five (5) years following the Closing Date.

     4.18 Indemnification of Investors. The Company will indemnify and hold each Investor and its directors, managers, officers, shareholders, members, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against an Investor, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Investor, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Investor’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor may have with any such shareholder or any violations by such Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time following such Investor Party’s written request that it do so, to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party. The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Investor Party’s wrongful actions or omissions, or gross negligence or to such Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor in this Agreement or in the other Transaction Documents.

     4.19 Restriction on Issuances. During the period beginning on the Execution Date and ending on the Effective Date, the Company will not, directly or indirectly, effect a Subsequent Placement, provided, that the Company may effect a Subsequent Placement in connection with a Permitted Acquisition as long as it does not do so for the purpose of raising equity capital. Until Shareholder Approval is obtained, the Company will not effect a Subsequent Placement (other than an issuance of Excluded Securities (as defined in the Series A Warrants)) at a price per share of Common Stock or, in the case of securities convertible into Common Stock, at an effective conversion or exercise price, that is less than the Market Price on the Closing Date (such Market Price to be subject to adjustment for stock splits, stock dividends and similar events). During the period beginning on the Execution Date and ending on the Termination Date, the Company will not issue any Variable Rate Convertible Security (as defined in the Debentures).

     4.20 Right of Participation.

               (a) Offered Securities. From the Effective Date through the one year anniversary of the Closing Date, the Company will not, directly or indirectly, effect a Subsequent Placement unless in each such case the Company shall have first offered to sell to the Significant Investors at least fifteen percent (15%) of the securities being offered in such Subsequent Placement (the securities being offered to the Significant Investors being referred to herein as the “Offered Securities”). The Company shall offer to sell to each Significant Investor such Significant Investor’s Pro Rata Share of the Offered Securities (the “Basic Amount”) at a price and on such other terms as shall have been specified by the Company in writing delivered to such Significant Investor (the “Offer”), which Offer by its terms shall remain open and irrevocable for a period of not less than ten (10) Business Days from such Significant Investor’s receipt of the terms of the Offer in writing (the “Offer Period”).

               (b) Notice of Acceptance. Each Significant Investor that wishes to accept the Offer shall deliver written notice thereof (a “Notice of Acceptance”) to the Company prior to the expiration of the Offer Period, specifying the amount of such Significant Investor’s Basic Amount that the Significant Investor elects to purchase.

               (c) Permitted Sales of Refused Securities. In the event that Notices of Acceptance are not timely delivered by the Significant Investors in respect of all the Offered Securities, the Company shall have forty-five (45) days from the expiration of the Offer Period to close the sale of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by an Significant Investor (the “Refused Securities”) to the Person or Persons specified in the Offer, but only upon terms and conditions, including, without limitation, unit price and interest rates (if applicable), which are, in the aggregate, no more favorable to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

               (d) Reduction in Amount of Offered Securities. In the event that the Company proposes to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in paragraph (c) above), then each Significant Investor may, at its option and in its sole and absolute discretion, reduce the number or other units of the Offered Securities specified in its Notice of Acceptance to an amount which shall be not less than the amount of the Offered Securities which such Significant Investor elected to purchase pursuant to paragraph (b) above multiplied by a fraction, (A) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (B) the denominator of which shall be the amount of all Offered Securities. In the event that any Significant Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have been offered to the Significant Investors in accordance herewith.

               (e) Closing. Upon each closing of the purchase and sale of Offered Securities, the Significant Investor shall purchase from the Company, and the Company shall sell to the Significant Investor the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to paragraph (d) above if the Significant Investors have so elected, upon the terms and conditions specified in the Offer. The purchase by the Significant Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Significant Investors of a purchase agreement relating to such Offered Securities on the same terms and conditions applicable to other Persons purchasing the Offered Securities.

               (f) Further Sale. In each case, any Offered Securities not purchased by the Significant Investors or other Person or Persons in accordance herewith may not be sold or otherwise disposed of by the Company until they are again offered to the Significant Investors under the procedures specified herein.

     4.21 Shareholder Approval. On or before April 30, 2005, the Company shall hold a meeting of its shareholders and use its reasonable best efforts to obtain Shareholder Approval, including without limitation recommending such approval without qualification.

5. CONDITIONS TO CLOSING.

     5.1 Conditions to Investors’ Obligations at the Closing. Each Investor’s obligations to effect the Closing, including without limitation its obligation to purchase a Debenture and Warrants at the Closing, are conditioned upon the fulfillment (or waiver by such Investor in its sole and absolute discretion) of each of the following events as of the Closing Date, and the Company shall use commercially reasonable efforts to cause each of such conditions to be satisfied:

5.1.1	the representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

5.1.2	the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by the Company on or before the Closing;

5.1.3	the Closing Date shall occur on a date that is not later than February 4, 2005;

5.1.4	the Company shall have delivered to such Investor a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the conditions specified in this Section 5.1 have been fulfilled as of the Closing, it being understood that such Investor may rely on such certificate as though it were a representation and warranty of the Company made herein;

5.1.5	the Company shall have delivered to such Investor an opinion of counsel for the Company, dated as of the Closing Date, in the form attached hereto as Exhibit F hereto;

5.1.6	the Company shall have delivered to such Investor duly executed certificates representing the Debenture and the Warrants being purchased by such Investor;

5.1.7	the Company shall have executed and delivered to the Investor the Registration Rights Agreement;

5.1.8	the Company shall have delivered to such Investor a certificate, signed by the Secretary or an Assistant Secretary of the Company, attaching (i) the charter and By-Laws of the Company, and (ii)

resolutions passed by its Board of Directors to authorize the transactions contemplated hereby and by the other Transaction Documents, and certifying that such documents are true and complete copies of the originals and that such resolutions have not been amended or superseded, it being understood that such Investor may rely on such certificate as a representation and warranty of the Company made herein;

5.1.9	the Company shall have executed and delivered the Collateral Agreement;

5.1.10	the Company shall have obtained the written agreement of each Key Employee to refrain from selling shares of Common Stock for the period specified in, and in accordance with, Section 4.2(h) hereof;

5.1.11	there shall have occurred no material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recent financial statements contained in the Disclosure Documents;

5.1.12	the Common Stock shall be listed on the Nasdaq SmallCap Market;

5.1.13	the Company shall have authorized and reserved for issuance the aggregate number of shares of Common Stock issuable upon conversion of all of the Debentures and exercise of all of the Series A Warrants to be issued at the Closing (such number to be determined without regard to any restriction on such conversion or exercise); and

5.1.14	there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents.

     5.2 Conditions to Company’s Obligations at the Closing. The Company’s obligations to effect the Closing with each Investor are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date:

5.2.1	the representations and warranties of such Investor set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that date);

5.2.2	such Investor shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by such Investor on or before the Closing;

5.2.3	there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents;

5.2.4	such Investor shall have executed each Transaction Document to which it is a party and shall have delivered the same to the Company; and

5.2.5	such Investor shall have tendered to the Company the Purchase Price for the Debenture and the Warrants being purchased by it at the Closing (less such Investor’s Pro Rata Share of the Collateral Amount) by wire transfer of immediately available funds.

6. MISCELLANEOUS.

               6.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein and in the other Transaction Documents shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

               6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Each Investor may assign its rights and obligations hereunder, in connection with any private sale or transfer of the Debentures or Warrants in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Investor” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign its rights or obligations under this Agreement.

               6.3 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from any other party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by any other party.

               6.4 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor hereunder are several and not joint with the obligations of the other Investors hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Nothing contained herein or in any other agreement or document delivered at Closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or a “group” as described in Section 13(d) of the Exchange Act, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Investor has been represented by its own separate counsel in connection with the transactions contemplated hereby, shall be entitled to protect and enforce its rights, including without limitation rights arising out of this Agreement or the other Transaction Documents, individually, and shall not be required to be join any other Investor as an additional party in any proceeding for such purpose.

               6.5 Injunctive Relief. The Company acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to each Investor and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, such Investor shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

               6.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

               6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

               6.8 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               6.9 Notices. Any notice, demand or request required or permitted to be given by the Company or the Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Verso Technologies, Inc.
400 Galleria Parkway, Suite 300
Atlanta, GA 30339
Attn: Chief Financial Officer
Tel:(678) 589-3500
Fax: (678) 589-3780

with a copy (which shall not constitute notice) to:

Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street NE
Atlanta, GA 30303
Attn: Robert C. Hussle, Esq.
Tel: (404) 522-4700
Fax: (404) 525-2224

and if to any Investor, to such address for such Investor as shall appear on the signature page hereof executed by such Investor, or as shall be designated by such Investor in writing to the Company in accordance with this Section 6.9.

               6.10 Expenses. The Company and each Investor shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents, provided, however, that that the Company shall, at the Closing, pay up to $35,000 in immediately available funds for all reasonable, documented out-of-pocket expenses (including without limitation legal fees and expenses) incurred or to be incurred by Satellite Strategic Finance Associates, LLC (“Satellite”) in connection its due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents. At the Closing, the amount due for such fees and expenses (which may include fees and expenses estimated to be incurred for completion of the transaction and post-closing matters) may be netted out of the Purchase Price payable by Satellite. In the event the amount paid by the Company for such fees and expenses is less than the amount of such reasonable, documented, fees and expenses actually incurred by Satellite, the Company shall promptly pay such deficiency (up to $35,000 in the aggregate, including any amounts paid at Closing) within thirty (30) days following receipt of an invoice therefor.

               6.11 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the holders of at least a majority of the Registrable Securities into which all of the Debentures and Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise), and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

[Signature Pages to Follow]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

VERSO TECHNOLOGIES, INC.

By:	/s/ JULIET M. REISING

Name: Juliet M. Reising
Title: EVP and CFO

SATELLITE STRATEGIC FINANCE ASSOCIATES, LLC

By:	Satellite Asset Management, L.P., its Manager

By:

Name:
Title:

ADDRESS:

c/o Satellite Advisors, L.L.C.
623 Fifth Avenue, 20th Floor
New York, New York 10022
Tel: 212-209-2000
Fax: 212-209-2021

With a copy to:

Duval & Stachenfeld LLP
300 East 42nd Street
New York, New York 10017
Attn: Robert L. Mazzeo, Esq.
Tel: 212-883-1700
Fax: 212-883-8883

Principal Amount of Debenture to be Purchased: $[_______________]

Tax ID Number: [____________________]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

VERSO TECHNOLOGIES, INC.

By:

Name:
Title:

INVESTOR NAME: ______________________________

By:

Name:
Title:

     ADDRESS:

Tel:
Fax:

Principal Amount of Debenture to be Purchased: _______________

Tax ID Number: ____________________

EXHIBIT 4.1

Exhibit A to the
Securities Purchase Agreement

THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE.

THIS DEBENTURE DOES NOT REQUIRE PHYSICAL SURRENDER HEREOF IN ORDER TO EFFECT A PARTIAL PAYMENT, REDEMPTION OR CONVERSION HEREOF. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS DEBENTURE MAY BE LESS THAN THE PRINCIPAL AMOUNT SHOWN BELOW.

VERSO TECHNOLOGIES, INC.

6% SENIOR UNSECURED CONVERTIBLE DEBENTURE

New York, New York	$___
Issue Date: February 4, 2005

          FOR VALUE RECEIVED, VERSO TECHNOLOGIES, INC., a Minnesota corporation (the “Company”), hereby promises to pay to the order of ___or its permitted successors or assigns (the “Holder”) the sum of ___($___) in same day funds, on February 3, 2009 (the “Maturity Date”) or such earlier date on which amounts due under this Debenture are required or permitted to be repaid as provided herein. The Holder may convert amounts of principal of this Debenture into shares (“Conversion Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), on the terms and subject to the conditions set forth herein.

          The Company has issued this Debenture pursuant to a Securities Purchase Agreement, dated as of February 4, 2005 (the “Securities Purchase Agreement”). The debentures issued by the Company pursuant to the Securities Purchase Agreement, including this Debenture, are collectively referred to herein as the “Debentures”.

          The following terms shall apply to this Debenture:

1. DEFINITIONS.

               “Affiliate” means, as to any Person (the “subject Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s board of directors or other management committee or group, by contract or otherwise.

               “Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banks are authorized by law to close in New York, New York.

               “Cap Amount” means 19.99% of the number of shares of Common Stock outstanding on the Issue Date (subject to adjustment upon a stock split, stock dividend or similar event).

               “Change of Control” means the existence or occurrence of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company; (b) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of; (c) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior shareholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (d) a transaction or series of transactions in which any Person or group acquires more than fifty percent (50%) of the voting equity of the Company; and (e) the Continuing Directors do not at any time constitute at least a majority of the Board of Directors of the Company.

               “Continuing Director” means at any date a member of the Company’s Board of Directors (i) who was a member of such board on the date of the Securities Purchase Agreement or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company’s Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed.

               “Conversion Price” means fifty cents ($.50), subject to adjustment as provided herein.

               “Debt” means as to any Person at any time: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services (except trade accounts payable, accrued compensation, accrued expenses, and unearned revenue and customer deposits of such Person that, in any such case, arise in the ordinary course of business and are not more than ninety (90) days past due, and accrued costs of the MCK acquisition and the liabilities of discontinued operations); (c) all capital lease obligations of such Person; (d) all Debt of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien (other than a Permitted Lien) existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; and (g) all liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person (other than the Company’s obligation to redeem the Securities under the circumstances specified therein). Debt shall not include any liability for (i) federal, state, local or other taxes imposed by a Governmental Authority, (ii) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (iii) any indebtedness that has been fully and finally defeased in accordance with the terms of the documents governing such indebtedness.

               “Default Interest Rate” means the lower of twelve (12%) and the maximum rate permitted by applicable law or by the applicable rules or regulations of any governmental agency or of any stock exchange or other self-regulatory organization having jurisdiction over the Company or the trading of its securities.

               “Fed Funds Rate” means, as of a particular date, the rate most recently announced on or prior to such date by the Federal Open Market Committee as the target for the federal funds rate.

               “Forced Conversion Condition” means each of the following:

          (i) the Registration Statement has been declared effective, is not the subject of any stop order, is available to the Holder, and covers the number of Registrable Securities required by the Registration Rights Agreement; provided, however, that if the Company is no longer required to maintain the effectiveness of the Registration Statement under the Registration Rights Agreement, the events described in this clause (i) shall no longer constitute a “Forced Conversion Condition”;

          (ii) the Common Stock is listed on the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange and trading in the Common Stock on such market or exchange shall not have been suspended;

          (iii) an Event of Default (as defined below), or an event that with the passage of time or giving of notice, or both, would constitute an Event of Default, has not occurred and is continuing;

          (iv) the Market Price is greater than one dollar $1.00 (subject to proportional adjustment for stock splits, stock dividends and similar events); and

          (v) Shareholder Approval has been obtained.

               “Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

               “Issue Date” means the date on which this Debenture is issued pursuant to the Securities Purchase Agreement.

               “Lien” and “Permitted Lien” shall have the respective meanings set forth in the Securities Purchase Agreement.

               “Liquidation Event” means the (x) institution of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company, any Subsidiary of the Company or to its or their creditors, as such, or to its or their assets, or (y) the dissolution or other winding up of the Company or a Subsidiary of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company or any Subsidiary of the Company; provided, however, that for purposes of this definition, the term “Subsidiary” shall not include an entity that has no material assets or operations as of the Issue Date.

               “Major Transaction” means a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets.

               “Market Price” means, as of a particular date, the average of daily VWAP for each of the five (5) consecutive Trading Days occurring immediately prior to (but not including) such date.

               “Material Adverse Effect” means an effect that is material and adverse to (i) the consolidated business, operations, properties, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under this Debenture or the other Transaction Documents (as defined below).

               “Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

               “Principal Market” means the principal securities exchange or market on which the Common Stock is listed or traded.

               “Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

               “Registration Rights Agreement” means the agreement between the Holder (and the other Holders listed therein) and the Company pursuant to which the Company has agreed to register the shares of Common Stock issuable under the Debentures and the Warrants.

               “Registration Statement” means the Registration Statement (as defined in the Registration Rights Agreement) covering the resale of the Conversion Shares issuable under this Debenture.

               “Scheduled Interest Payment Date” means each April 1, July 1, October 1 and January 1 following the Issue Date, with the first Scheduled Interest Payment Date occurring on April 1, 2005, provided, that if any such date is not a Business Day, then the Scheduled Interest Payment Date shall be the Business Day immediately following such date.

               “Shareholder Approval” means (i) the affirmative vote of the holders of the number of shares of outstanding Common Stock required under the Minnesota Business Corporation Code to approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock at least 150% of the number of shares sufficient to permit the exercise in full of the Series B Warrants (without regard to any restriction on such exercise) and (ii) the affirmative vote of the holders of such number of votes cast at a meeting of shareholders approving the issuance of Common Stock in excess of the Cap Amount as may be required under the applicable listing requirements of the Principal Market.

               “Stock Payment Condition” means each of the following:

          (i) the Registration Statement has been declared effective, is not the subject of any stop order, is available to the Holder, and covers the number of Registrable Securities required by the Registration Rights Agreement; provided, however, that if the Company is no longer required to maintain the effectiveness of the Registration Statement under the Registration Rights Agreement, the events described in this clause (i) shall no longer constitute a “Stock Payment Condition”;

          (ii) the Common Stock is listed on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the

American Stock Exchange and trading in the Common Stock on such market or exchange shall not have been suspended;

          (iii) an Event of Default (as defined below), or an event that with the passage of time or giving of notice, or both, would constitute an Event of Default, has not occurred and is continuing; and

          (iv) Shareholder Approval has been obtained.

               “Subsidiary” means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

               “Trading Day” means a Business Day on which shares of Common Stock is purchased and sold on the Principal Market.

               “VWAP” on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holders and reasonably satisfactory to the Company. If VWAP cannot be calculated for the Common Stock on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation reasonably acceptable to the Investors, and shall cause such investment banking firm to perform such determination and notify the Company and the Investors of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

               “Warrants” means the warrants issued pursuant to the Securities Purchase Agreement.

          All definitions contained in this Debenture are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Debenture refer to this Debenture as a whole and not to any particular provision of this Debenture. Any capitalized term used but not defined herein has the meaning specified in the Securities Purchase Agreement.

1A. SUBORDINATION.

     Notwithstanding any other provisions of this Debenture to the contrary, by its acceptance of this Debenture, the Holder agrees as follows:

          (a) The principal of and interest on this Debenture (and all extensions and renewals thereof and replacements therefor) and all premiums, fees, costs, expenses and all other sums now or hereafter due in connection with the foregoing (collectively, the “Debenture Obligations”) are subordinate in right of payment to the payment to Silicon Valley Bank (the “Senior Lender”, which term shall include any other institutional lender which hereafter replaces the Senior Lender as a lender to the Company), in full in cash, of all present and future indebtedness for borrowed money of the Company to the Senior Lender and all interest thereon, and all liabilities, guarantees and other obligations of the Company to the Senior Lender in connection therewith, now existing or hereafter arising, including without limitation any interest accruing after the commencement of any bankruptcy, arrangement, or reorganization proceeding with respect to Company (but only to the extent that such interest is recoverable from the Company or allowed in any such proceeding), costs, expenses, penalties, indemnities, and reimbursement obligations (collectively, the “Senior Debt”). Notwithstanding the foregoing, the Holder may accept payment of the following amounts on the Debenture Obligations: (i) regularly scheduled payments of principal as set forth herein on the date hereof, (ii) regularly scheduled payments of interest as set forth herein on the date hereof and (iii) amounts to which Holder is entitled under the Collateral Agreement as in effect on the date hereof (the payments under subclauses (i), (ii) and (iii) above being collectively referred to herein as the “Permitted Payments”). Unless and until all of the Senior Debt has been indefeasibly paid in full, in cash, and as long as this Debenture is not in default, the Holder agrees not to do any of the following, directly or indirectly: ask for or accept payment of all or any part of the Debenture Obligations (except for the Permitted Payments as provided for above), in cash or other property or by set-off or in any other manner, demand, sue for, accelerate the maturity of, or otherwise enforce any of the Debenture Obligations, enforce any guaranty of any of the Debenture Obligations, take, hold or claim any collateral or security for any of the Debenture Obligations (other than amounts held in the Collateral Account), exercise any rights or remedies with respect to the Debenture Obligations, judicially or non-judicially (including without limitation the commencement of any bankruptcy or insolvency proceeding against the Company), or attempt to do any of the foregoing (collectively, “Collection Action”); provided, however, that upon a default under this Debenture, the Holder shall be entitled to take any Collection Action that it deems necessary or appropriate in its sole discretion, but only after the Senior Lender has received at least ninety (90) days’ prior written notice thereof from the Holder (except that such notice shall not be required with respect to (x) a Collection Action relating to amounts held in the Collateral Account, (y) any claim or filing that the Holder may have or be entitled to make in connection with a bankruptcy or insolvency proceeding (subject to the terms of paragraph (b) below), or (z) following the commencement of any suit or action by the Company against the Holder, and upon ten (10) Business Days’ prior written notice to the Senior Lender, any compulsory or mandatory counterclaim that may then be available to the Holder. All proceeds received by the Holder from the exercise of any of its rights and remedies hereunder shall be remitted to the Senior Lender to be applied to the Senior Debt, until the Senior Debt has been paid and performed in full; provided, however, so long as no default or event of default has occurred under any document, instrument or agreement evidencing, securing or relating to the Senior Debt, all proceeds of Permitted Payments may be retained by the Holder; provided, further, that any amounts to which the Holder is entitled under the Collateral Agreement in effect on the date hereof which the Holder receives may be retained by the Holder regardless of whether or not a default or event of default has occurred with respect to the Senior Debt. Upon the payment and performance in full of all of the Senior Debt, Holder shall be subrogated, without any further action by the Holder or the Senior Lender, to all rights, privileges and claims of the Senior Lender with respect to the Senior Debt against which any such remittances are applied, including, without limitation, the rights of the Senior Lender as a secured party under any security agreement or arrangement with the Company (collectively, “Subrogation”); provided, however, nothing in this sentence shall impair or affect any of the Senior Lender’s rights under paragraph (c) below. Notwithstanding anything herein to the contrary, nothing contained herein shall prevent the Holder from converting this Debenture into Common Stock as provided herein.

          (b) The Holder agrees that upon any distribution of the assets or readjustment of the indebtedness of the Company whether by reason of liquidation, composition, bankruptcy, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Debenture Obligations, or the application of the assets of the Company to the payment or liquidation thereof, the Senior Lender shall be entitled to receive payment in full in cash of all of the Senior Debt prior to the payment of all or any part of the Debenture Obligations, and in order to enable the Senior Lender to enforce its rights hereunder in any such action or proceeding, the Senior Lender is hereby irrevocably authorized and empowered in its sole discretion (but without any obligation on its part) to make and present for and on behalf of the Holder such proofs of claim against the Company on account of the Debenture Obligations (but only if the Holder does not do so at least 10 days prior to the expiration of the time to file such proofs of claim in such proceeding) as the Senior Lender may deem expedient or proper and, if the Senior Lender has received written confirmation from the Holder that the Holder does not intend to vote or if the Senior Lender has not received such confirmation from the Holder at least ten (10) days prior to any deadline for voting such proofs of claim, to vote such proofs of claim in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued, to apply same on account of the Senior Debt until the Senior Debt is paid in full and to remit any balance to the Holder. The Holder further agrees to execute and deliver to the Senior Lender such assignments or other instruments as reasonably may be required by the Senior Lender in order to enable the Senior Lender to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be made at any time on account of all and any of the Debenture Obligations. Any amounts received by the Holder contrary to the provisions of this Section shall be held in trust by the Holder for the benefit of the Senior Lender and shall forthwith be paid over to the Senior Lender to be applied to the Senior Debt in such order as the Senior Lender in its sole discretion shall determine, without limiting any other right of the Senior Lender hereunder or otherwise and without otherwise affecting the liability of the Holder. Upon the payment and performance in full of all of the Senior Debt, the Holder shall be entitled to Subrogation with respect to any amounts received, collected or paid to the Senior Lender under this paragraph (b).

          (c) The Holder agrees that, in addition to any other rights that the Senior Lender may have at law or in equity, the Senior Lender may at any time, and from time to time, without the Holder’s consent and without notice to the Holder, renew, extend or increase any of the Senior Debt or that of any other person at any time directly or indirectly liable for the payment of any Senior Debt, accept partial payments of the Senior Debt, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Senior Debt, make loans or advances to the Company secured in whole or in part by collateral or unsecured or refrain from making any loans or advances to the Company, change, waive, alter or vary the interest charge on, or any other terms or provisions of the Senior Debt or any present or future instrument, document or agreement between the Senior Lender and the Company, release, exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon any collateral (other than amounts held in the Collateral Account), and take any other action or omit to take any other action with respect to the Senior Debt or any such collateral as the Senior Lender deems necessary or advisable in the Senior Lender’s sole discretion.

          (d) In the event of any financing of the Company by the Senior Lender during a bankruptcy or reorganization of Company, the Holder agrees that the term “Senior Debt” shall include without limitation all indebtedness, liabilities and obligations incurred in any such proceeding, and the Holder agrees to take such actions and execute such documents in such proceedings as may be reasonably necessary in order to effectuate the foregoing.

          (e) The Holder agrees not to contest (i) the validity, perfection, priority or enforceability of the Senior Debt or the Senior Lender’s security interest in any collateral (other than amounts held in the Collateral Account) or (ii) whether any interest accruing after the commencement of any bankruptcy or reorganization proceeding with respect to the Company is recoverable from the Company or allowable or provable in any such proceeding. The Senior Lender agrees not to contest the enforceability of the Collateral Agreement or the Holder’s exclusive rights (subject to the express terms of the Collateral Agreement) to any amounts held in the Collateral Account.

          (f) If, after payment of the Senior Debt, any payment made on the Senior Debt shall for any reason be set aside, the provisions of this Section 1A shall thereupon in all respects become effective with respect to such reinstated Senior Debt, without the necessity of any further act or agreement between the Senior Lender and the Holder.

          (g) In the event of any litigation between the Senior Lender and the Holder based upon or arising out of the provisions this Section 1A, the prevailing party shall be entitled to recover all of its reasonable costs and expenses (including without limitation reasonable attorneys fees) from the non-prevailing party.

          (h) The Senior Lender is a third-party beneficiary of the provisions of this Section 1A and none of the provisions of this Section 1A may be changed without the prior written consent of the Senior Lender.

2. INTEREST AND PRINCIPAL PAYMENTS.

          (a) Interest Accrual. This Debenture shall bear interest on the unpaid principal amount hereof (“Interest”) at an annual rate equal to six (6.0%), computed on the basis of a 360-day year and calculated using the actual number of days elapsed since the Issue Date or the date on which Interest was most recently paid, as the case may be, and if not timely paid as provided herein, compounded quarterly on each Scheduled Interest Payment Date. The Company shall make payments of accrued and unpaid Interest (each, an “Interest Payment”) in cash (i) on each Scheduled Interest Payment Date, (ii) on the Maturity Date and (iii) on any date on which the entire principal amount of this Debenture is paid in full (whether through conversion or otherwise) (each of (i), (ii) and (iii) being referred to herein as an “Interest Payment Date”).

          (b) Adjustment to Interest Rate. If, on the date that is the one-year anniversary of the Issue Date, the Fed Funds Rate is equal to or greater than 3.25%, then the rate of Interest payable hereunder shall, effective as of such date and at all times thereafter, automatically increase to an annual rate of six and three-quarters percent (6.75%).

          (c) Quarterly Principal Payments. Beginning on the eighteen (18) month anniversary of the Issue Date, the Company shall make quarterly payments of principal (each, a “Principal Payment”), as follows: (A) during the period beginning on such eighteen month anniversary and ending on the last day of the third year following the Issue Date, the Company shall pay to the Holder each quarter an amount equal to 1/4 of the original principal amount of this Debenture times .25, and (B) during the fourth year following the Issue Date, the Company shall pay to the Holder each quarter an amount equal to 1/4 of the original principal amount of this Debenture times .50, until the outstanding principal balance of this Debenture has been paid in full. The Company shall make Principal Payments on the first Business Day of each calendar quarter commencing with the partial quarter beginning on August 1, 2006 (with the Principal Payment payable on such date to be in an amount equal to two-third (2/3) of the amount calculated pursuant to clause (c)(A) above) and thereafter on each October 1, January 1, April 1 and July 1 or, if any such date is not a Business Day, on the next succeeding Business Day (each such Business Day, a “Principal Payment Date”). Conversions of principal effected during a calendar quarter shall not affect the amount of any Principal Payment otherwise payable hereunder.

          (d) Payments in Common Stock. The Company shall make Interest Payments and Principal Payments in cash by wire transfer of immediately available funds; provided, however, that, subject to the satisfaction of all of the Stock Payment Conditions as specified in paragraph (e) below, the Company may elect to pay all or a portion of the Interest due on a Scheduled Interest Payment Date or principal due on a Principal Payment Date, as the case may be, in shares of Common Stock (the “Stock Option”). Interest or principal payments that are due in cash and not paid within five (5) Business Days of the due date therefor shall bear interest until paid at the Default Interest Rate.

          (e) Conditions to Interest Payment in Common Stock. The Company shall be entitled to exercise the Stock Option with respect to a Scheduled Interest Payment Date or Principal Payment Date only if, on such date and on each of the twenty (20) Trading Days immediately preceding such date, (i) all of the Stock Payment Conditions are satisfied in full and (ii) the number of shares of Common Stock authorized and reserved for issuance pursuant to the Debentures and the Series A Warrants (and, following Shareholder Approval, the Series B Warrants) is equal to or greater than (A) the number of shares of Common Stock issuable upon the conversion or exercise of the Debentures and the Series A Warrants (and, following Shareholder Approval, the Series B Warrants), without giving effect to any restrictions on such conversion or exercise, plus (B) the number of shares of Common Stock issuable on such Scheduled Interest Payment Date or Principal Payment Date. In the event that any condition specified in (i) or (ii) above is not satisfied as of the applicable Scheduled Interest Payment Date or Principal Payment Date, as the case may be, and each such Trading Day, the Company shall not be permitted to exercise the Stock Option and must pay all amounts due on such Scheduled Interest Payment Date or Principal Payment Date, as the case may be, in cash by wire transfer of immediately available funds.

          (f) Stock Option Notice. In order to exercise the Stock Option with respect to a Scheduled Interest Payment Date or Principal Payment Date, the Company must deliver, on or before the tenth (10th) Trading Day immediately prior to such date, written notice to the Holder stating that the Company wishes to exercise such option and the amount of Interest or principal to be paid in shares of Common Stock (a “Stock Option Notice”). A Stock Option Notice, once delivered by the Company, shall be irrevocable (although still subject to the conditions specified in paragraph (e) above). In the event that the Company does not deliver a Stock Option Notice on or before such tenth Trading Day, the Company will be deemed to have elected to pay the amount then due in cash.

          (g) Delivery of Shares. On or before the third (3rd) Business Day following a Scheduled Interest Payment Date or Principal Payment Date with respect to which the Company has validly exercised the Stock Option (each a “Stock Option Delivery Date”), the Company must deliver to the Holder a number of shares of Common Stock equal to (A) the amount of Interest or Principal due on such date divided by (B) ninety-five percent (95%) of the Market Price in effect on such date. The Company must deliver such shares of Common Stock to the Holder in accordance with the provisions of paragraph 3(d) below, with the Stock Option Delivery Date being deemed the Delivery Date, and in the event of the Company’s failure to effect such delivery on the applicable Delivery Date therefor (determined in accordance with paragraph 3(d)), the Holder shall have the remedies specified in paragraph 3(e) below.

3. CONVERSION.

          (a) Right to Convert. Subject to the conditions and limitations specifically provided herein or in the Securities Purchase Agreement, the Holder shall have the right to convert, at any time and from time to time after the Issue Date, (i) all or any part of the outstanding and unpaid principal amount of this Debenture and (ii) at the same time that it converts such principal, at the Holder’s option in its sole discretion, all or any part of accrued and unpaid Interest hereon, into such number of fully paid and non-assessable Conversion Shares as is determined in accordance with the terms hereof (a “Conversion”). In the event that the Holder elects to convert all or any Interest accrued hereon, the amount of Interest otherwise due and payable hereunder shall be reduced by the amount so converted.

          (b) Conversion Notice. In order to convert principal of (and, if the Holder so elects, Interest accrued on) this Debenture, the Holder shall send by facsimile transmission, at any time prior to 5:00 p.m., eastern time, on the Business Day on which the Holder wishes to effect such Conversion (the “Conversion Date”), a properly completed notice of conversion to the Company, in the form set forth on Annex I hereto, stating the amount of principal (and accrued Interest, if applicable) to be converted and a calculation of the number of shares of Common Stock issuable upon such Conversion (a “Conversion Notice”). The Conversion Notice shall also state the name or names (with address) in which the shares of Common Stock that are issuable on such conversion shall be issued. The Holder shall not be required to physically surrender this Debenture to the Company in order to effect a Conversion. The Company shall maintain a record showing, at any given time, the unpaid principal amount of this Debenture and the date of each Conversion or other payment of principal hereof. The Holder shall amend Annex II hereto upon any such Conversion or payment of principal to reflect the unpaid principal amount hereof. In the case of a dispute as to the number of Conversion Shares issuable upon a Conversion (including without limitation as a result of adjustments to the Conversion Price made in accordance with Section 4 below), the Company shall promptly issue to the Holder the number of Conversion Shares that are not disputed and shall submit the disputed calculations to its independent accountants within two (2) Business Days of receipt of the Holder’s Conversion Notice. The Company shall use its best efforts to cause such accountants to calculate the Conversion Price as provided herein and to notify the Company and the Holder of the results in writing no later than two (2) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations are most at variance with those of such accountant.

          (c) Number of Conversion Shares; Conversion Price. The number of Conversion Shares to be delivered by the Company pursuant to a Conversion shall be equal to the principal amount of (and, if the Holder so elects, Interest accrued on) this Debenture being converted divided by the Conversion Price.

          (d) Delivery of Common Stock Upon Conversion. Upon receipt of a Conversion Notice, the Company shall, no later than the close of business on the third (3rd) Business Day following the Conversion Date set forth in such Conversion Notice (the “Delivery Date”), issue and deliver or cause to be delivered to the Holder the number of Conversion Shares determined pursuant to paragraph 3(c) above, provided, however, that any Conversion Shares that are the subject of a Dispute Procedure shall be delivered no later than the close of business on the third (3rd) Business Day following the determination made pursuant thereto. The Company shall effect delivery of Conversion Shares to the Holder, as long as the Company’s designated transfer agent or co-transfer agent in the United States for the Common Stock (the “Transfer Agent”) participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”) and no restrictive legend is required pursuant to the terms of this Debenture or the Securities Purchase Agreement, by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Conversion Notice) with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST or if the Holder so specifies in a Conversion Notice or otherwise in writing on or before the Conversion Date, the Company shall effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the nearest whole number of Conversion Shares. Conversion Shares delivered to the Holder shall not contain any restrictive legend unless such legend is required pursuant to the terms of the Securities Purchase Agreement.

          (e) Failure to Deliver Conversion Shares.

               (i) In the event that the Company fails for any reason to deliver to the Holder the number of Conversion Shares specified in a Conversion Notice (without any restrictive legend to the extent permitted by the terms of the Securities Purchase Agreement) on or before the second (2d) Business Day following the Delivery Date therefor (a “Conversion Default”), (A) the Company shall forfeit its right to require a Forced Conversion (as defined in Section 5 below) of the Debentures thereafter, and (B) the Holder shall have the right to receive from the Company an amount equal to (x) (N/365) multiplied by (y) the principal amount of this Debenture represented by the Conversion Shares which remain the subject of such Conversion Default multiplied by (z) the Default Interest Rate, where “N” equals the number of days elapsed between the original Delivery Date of such Conversion Shares and the date on which such Conversion Default has been cured. In the event that shares of Common Stock are purchased by or on behalf of the Holder in order to make delivery on a sale effected in anticipation of receiving Conversion Shares upon a Conversion, the Holder shall have the right to receive from the Company, in addition to the foregoing amounts, (I) the aggregate amount paid by or on behalf of the Holder for such shares of Common Stock minus (II) the aggregate amount of net proceeds, if any, received by the Holder from the sale of the Conversion Shares issued by the Company pursuant to such Conversion. Amounts payable under this paragraph (e)(i) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day following written notice from the Holder to the Company specifying the amount owed to it by the Company pursuant to this paragraph (e)(i).

               (ii) In addition to its rights under paragraph (e)(i) above, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

          (f) Limitations on Right to Convert. In no event shall the Holder be permitted to convert principal of or Interest on this Debenture if, upon such conversion, either:

               (i) (x) the number of Conversion Shares to be issued pursuant to such Conversion plus (y) the number of shares of Common Stock beneficially owned by the Holder (other than Common Stock which may be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph (f)(i)) would exceed 4.99% of the number of shares of Common Stock then issued and outstanding, it being the intent of the Company and the Holder that the Holder not be deemed at any time to have the power to vote or dispose of greater than 4.99% of the number of shares of Common Stock issued and outstanding at any time. Nothing contained herein shall be deemed to restrict the right of the Holder to convert such excess principal amount at such time as such Conversion will not violate the provisions of this paragraph (f)(i). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of

1934, as amended (the “Exchange Act”), and the rules thereunder. To the extent that the limitation contained in this paragraph (f)(i) applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Holder’s determination of whether this Debenture is convertible pursuant to the terms hereof, the Company shall have no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of a Conversion Notice by the Holder shall be deemed to be the Holder’s representation that this Debenture is convertible pursuant to the terms hereof. The Company shall have no liability to any person if the Holder’s determination of whether this Debenture is convertible pursuant to the terms hereof is incorrect. The holders of Common Stock are to be deemed third-party beneficiaries of the limitation imposed hereby and, accordingly, this paragraph may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding; provided, however, that the Holder shall have the right, upon sixty (60) days’ prior written notice to the Company, to waive the provisions of this paragraph (f)(i) in the event that either a Change of Control or Liquidation Event is announced or occurs, without obtaining such consent; or

               (ii) the number of Conversion Shares that the Holder would receive upon such conversion, when added to the number of Conversion Shares and Warrant Shares previously received by the Holder pursuant to this Debenture and such Holder’s Warrants, would exceed the product of (A) the Cap Amount multiplied by (B) a fraction, the numerator of which is the number of Conversion Shares originally issuable under this Debenture and the denominator of which is the aggregate number of Conversion Shares originally issuable under all of the Debentures (such product, the “Allocation Amount”), provided, that this paragraph (ii) shall not apply if Shareholder Approval has been obtained. In the event that any Investor to which this Debenture was originally issued shall sell or otherwise transfer any part of this Debenture, the remaining Conversion Shares constituting such transferring Investor’s Allocation Amount shall be allocated between the transferring Investor and the transferee in proportion to amount of this Debenture being transferred. In the event that, at any time, the aggregate number of Conversion Shares issued and issuable under this Debenture exceeds eighty percent (80%) of the Holder’s Allocation Amount, the Company shall, upon the written request of the Holder, hold as promptly as reasonably practicable (but in no event later than the sixtieth (60) day following such request) a special meeting of its shareholders for the purpose of obtaining, and use its best efforts to obtain, Shareholder Approval. In the event that the shareholders do not approve such transactions at such meeting, the Company shall continue to use its best efforts to seek such approval as soon as practicable after such meeting, but no less frequently than annually thereafter.

4. ADJUSTMENTS TO CONVERSION PRICE.

          (a) Stock Splits, Stock Interests, Etc. If, at any time on or after the Issue Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination, reclassification or other similar event, the Conversion Price shall be proportionately increased. In such event, the Company shall notify the Company’s transfer agent of such change on or before the effective date thereof.

          (b) Major Transactions. If, at any time after the Issue Date, any Major Transaction shall occur, then the Holder shall thereafter have the right to receive upon

Conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable upon such Major Transaction with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon Conversion had such Major Transaction not taken place (without giving effect to any limitations on such Conversion contained in this Debenture or the Securities Purchase Agreement). The Company shall not effect any Major Transaction unless (i) the Holder has received written notice of such transaction at least thirty (30) days prior thereto (which period shall be increased to sixty one (61) days if, at such time, without giving effect to the limitation on conversion contained in paragraph 3(f)(i) hereof, the Holder would, upon conversion, beneficially own more than 4.9% of the Common Stock then outstanding, and the Holder has notified the Company in writing of such circumstance) but in no event later than fifteen (15) days prior to the record date for the determination of shareholders entitled to vote with respect thereto; provided, however, that the Company shall publicly disclose the material terms of any such Major Transaction on or before the date on which it delivers notice of a Major Transaction to the Holder, and (ii) the resulting successor or acquiring entity (if not the Company) assumes by written instrument (in form and substance reasonable satisfactory to the Holder) the obligations of the Company under this Debenture (including, without limitation, the obligation to make payments of Interest accrued but unpaid through the date of such consolidation, merger or sale and accruing thereafter). The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of this Debenture as of the date of such transaction, and shall similarly apply to successive Major Transactions.

          (c) Distributions. If, at any time after the Issue Date, the Company declares or makes any distribution of cash or any other assets (or rights to acquire such assets) to holders of Common Stock, including without limitation any dividend or distribution to the Company’s shareholders in shares (or rights to acquire shares) of capital stock of a Subsidiary) (a “Distribution”), the Company shall deliver written notice of such Distribution (a “Distribution Notice”) to the Holder at least fifteen (15) days prior to the earlier to occur of (i) the record date for determining shareholders entitled to such Distribution (the “Record Date”) and (ii) the date on which such Distribution is made (the “Distribution Date”)(the earlier of such dates being referred to as the “Determination Date”). In the Distribution Notice to the Holder, the Company shall indicate whether the Company has elected (A) to deliver to the Holder, at the same time that it makes such Distribution to its shareholders, the same amount and type of assets (including, without limitation, cash) being distributed as though the Holder were, on the Determination Date, a holder of a number of shares of Common Stock into which this Debenture is convertible as of such Determination Date (such number of shares to be determined without giving effect to any limitations on such conversion) or (B) to reduce the Conversion Price applicable to such Conversion by reducing the Conversion Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Company’s Board of Directors. If the Company does not notify the Holder of its election pursuant to the preceding sentence on or before the fifteenth day immediately prior to the Determination Date, the Company shall be deemed to have elected clause (A) of the preceding sentence.

          (d) Convertible Securities; Purchase Rights. If, at any time after the Issue Date, the Company issues any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock (“Convertible Securities”) or options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities (“Purchase Rights”) to the record holders of the Common Stock, whether or not such Convertible Securities or Purchase Rights are immediately convertible, exercisable or exchangeable, then the Company shall deliver to the Holder, at the same time that it issues such Convertible Securities or Purchase Rights to its shareholders, the same amount of Convertible Securities or Purchase Rights and on the same terms as though the Holder were, on the record date, a holder of a number of shares of Common Stock into which this Debenture is convertible as of such record date (such number of shares to be determined without giving effect to any limitations on such conversion).

          (e) Dilutive Issuances.

               (i) Adjustment Upon Dilutive Issuance. If, at any time after the Issue Date, the Company issues or sells, or in accordance with subparagraph (ii) of this paragraph (e) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price on the date of such issuance or sale (or deemed issuance or sale) (a “Dilutive Issuance”), then the Conversion Price shall be adjusted so as to equal an amount determined by multiplying such Conversion Price by the following fraction:

     N0 + N1
     N0 + N2

          where:

N0 =	the number of shares of Common Stock outstanding immediately prior to the issuance, sale or deemed issuance or sale of such additional shares of Common Stock in such Dilutive Issuance (without taking into account any shares of Common Stock issuable upon conversion, exchange or exercise of any Convertible Securities or Purchase Rights, including the Debentures and Warrants);

N1 =	the number of shares of Common Stock which the aggregate consideration, if any, received or receivable by the Company for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (ii) below) would purchase at the Conversion Price in effect immediately prior to such Dilutive Issuance; and

N2 =	the number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance.

                    Notwithstanding the foregoing, no adjustment shall be made pursuant hereto if such adjustment would result in an increase in the Conversion Price.

               (ii) Effect On Conversion Price Of Certain Events. For purposes of determining the adjusted Conversion Price under subparagraph (i) of this paragraph (e), the following will be applicable:

                    (A) Issuance Of Purchase Rights. If the Company issues or sells any Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (and the price of any conversion of Convertible Securities, if applicable) is less than the Conversion Price in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Purchase Rights” shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Purchase Rights, plus, in the case of Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in subparagraph (ii)(B) below) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights. To the extent that shares of Common Stock or Convertible Securities are not delivered pursuant to such Purchase Rights, upon the expiration or termination of such Purchase Rights, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such Purchase Rights been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

                    (B) Issuance Of Convertible Securities. If the Company issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Conversion Price in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or exercise price or exchange ratio, then for the purposes of the immediately preceding sentence, the “price per share for which Common Stock is issuable upon such conversion, exercise or exchange” shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in this subparagraph (ii)(B)) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (B) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or exercise price or exchange ratio (a “Variable Rate Convertible Security”); provided, however, that if the conversion or exercise price or exchange ratio of a Convertible Security may fluctuate solely as a result of provisions designed to protect against dilution, such Convertible Security shall not be deemed to be a Variable Rate Convertible Security, then for purposes of the first sentence of this subparagraph (b), the “price per share for which Common Stock is issuable upon such conversion, exercise or exchange” shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof were seventy-five percent (75%) of the actual conversion price on such date (the “Assumed Variable Market Price”), and, further, if the conversion price of such Variable Rate Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this paragraph (e) with respect to any Variable Rate Convertible Security, the Conversion Price in effect at such time shall be readjusted to equal the Conversion Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been seventy-five percent (75%) of the actual conversion price of such Variable Rate Convertible Security existing at the time of the adjustment required by this sentence. No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities. To the extent that shares of Common Stock are not delivered pursuant to conversion of such Convertible Securities, upon the expiration or termination of the right to convert such Convertible Securities into Common Stock, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such Convertible Securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

                    (C) Change In Option Price Or Conversion Rate. If there is a change at any time in (x) the amount of additional consideration payable to the Company upon the exercise of any Purchase Rights; (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible Securities; or (z) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Purchase Rights or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

                    (D) Calculation Of Consideration Received. If any Common Stock, Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the Company therefor. In case any Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average of the last sale prices thereof on the principal market for such securities during the period of ten Trading Days immediately preceding the date of receipt. In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Purchase Rights or Convertible Securities, as the case may be. Notwithstanding anything else herein to the contrary, if Common Stock, Purchase Rights or Convertible Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, the Holder may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the fair value of any type of securities (the “Disregarded Securities”) issued or sold in such transaction or series of transactions. If the holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Conversion Price shall be made pursuant to this paragraph (e) for the issuance of the Disregarded Securities or upon any conversion, exercise or exchange thereof. The independent members of the Company’s Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities.

                    (E) Issuances Pursuant To Existing Securities. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any Convertible Securities or Purchase Rights outstanding as of the date hereof but not specifically disclosed in a schedule to the Securities Purchase Agreement, then all shares of Common Stock so issued shall be deemed to have been issued for no consideration. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments contained in any Convertible Securities or Purchase Rights specifically disclosed in a schedule to the Securities Purchase Agreement as a result of the issuance of the Debentures or Warrants and the number of shares that the Company issues (or is obligated to issue) as a result of such initial issuance exceeds the amount specified in such schedule, such excess shares shall be deemed to have been issued for no consideration.

          (iii) Exceptions To Adjustment Of Conversion Price. Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made pursuant to this paragraph (e) upon the issuance of any Excluded Securities. For purposes hereof, “Excluded Securities” means (I) securities purchased under the Securities Purchase Agreement; (II) securities issued upon conversion or exercise of the Debentures or the Warrants; (III) shares of Common Stock issuable or issued to (x) employees, consultants or directors from time to time upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors pursuant to one or more stock option plans or restricted stock plans in effect as of the Issue Date or adopted after the Issue Date by the independent members of the Board of Directors with substantially the same terms as such plans in effect as of the Issue Date, or (y) vendors pursuant to warrants to purchase Common Stock that are outstanding on the date hereof or issued hereafter, provided such issuances are approved by the Board of Directors; (IV) the equity component of a commercial lending transaction with a federally-insured financial institution that is approved by the independent members of the Board of Directors, provided that the fair market value of such equity component, including warrants, options or other rights to purchase capital stock and other interests convertible into capital stock of the Company, does not exceed ten percent (10%) of the amount borrowed; (V) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company; (VI) shares of Common Stock issued in connection with the acquisition by the Company of any corporation or other entity occurring after the Effective Date, provided that, if in connection with such acquisition, the Company will issue a number of shares equal to or greater than 20% of the number of shares of Common Stock issued and outstanding immediately prior to the consummation of such acquisition, the Company shall obtain a fairness opinion with respect to such acquisition from an investment bank of national recognition; (VII) shares of Common Stock issued in connection with any Convertible Securities or Purchase Rights outstanding on the date hereof (and not amended, changed or restated after the date hereof) and disclosed in a schedule to the Securities Purchase Agreement; and (VIII) shares issued to Persons with whom the Company is entering into a joint venture, strategic alliance or other commercial relationship in connection with the operation of the Company’s business and not in connection with a transaction the purpose of which is to raise equity capital.

          (iv) Notice Of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this paragraph (e) resulting in a change in the Conversion Price by more than one percent (1%), or any change in the number or type of stock, securities and/or other property issuable upon Conversion of this Debenture, the Company, at its expense, shall promptly compute such adjustment, readjustment or change and prepare and furnish to the Holder a certificate setting forth such adjustment, readjustment or change and showing in detail the facts upon which such adjustment, readjustment or change is based. The Company shall, upon the written request at any time of the Holder, furnish to the Holder a like certificate setting forth (i) such adjustment, readjustment or change, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon Conversion of this Debenture.

5. FORCED CONVERSION.

          (a) Forced Conversion. The Company shall have the right in the event that all of the Forced Conversion Conditions are satisfied on each of twenty (20) Trading Days during a period of thirty (30) consecutive Trading Days commencing after the Effective Date (a “Forced Conversion Period”) and on the Forced Conversion Date, to require Conversion of this Debenture (a “Forced Conversion”). In the event of a Forced Conversion, the Company and the Holder shall follow the procedures for Conversion set forth in Section 3 above, with the Forced Conversion Date (as defined below) deemed to be the Conversion Date for purposes of Section 3, except that the Holder shall not be required to send a Conversion Notice as contemplated by paragraph (b) of Section 3.

          (b) Forced Conversion Notice; Number of Conversion Shares. In order to effect a Forced Conversion hereunder, the Company must deliver to the Holder written notice thereof (a “Forced Conversion Notice”) on or before 5:00 p.m. (eastern time) on the Business Day immediately following the last Trading Day of the Forced Conversion Period (such Business Day, the “Forced Conversion Date”) and, at the same time that it delivers such notice, the Company shall send a copy of such notice by email as long as the Holder has provided an email address to the Company. A Forced Conversion Notice shall specify the aggregate principal amount of the Debentures that the Company elects to submit to a Forced Conversion; provided, however, that to the extent that the aggregate number of Conversion Shares issuable pursuant to such Forced Conversion would exceed (i) the aggregate trading volume for the Common Stock on the Principal Market during the twenty (20) Trading Days immediately prior to the Forced Conversion Date and/or (ii) any limitation on Conversion contained herein or in the Securities Purchase Agreement (in either such case, the “Maximum Forced Conversion Amount”), then only such portion of the Debentures shall be converted on such Forced Conversion Date as would not result in the Maximum Forced Conversion Amount being exceeded. The principal amount of the Debentures subject to a Forced Conversion shall be allocated among the holders of the Debentures on a pro rata basis. Notwithstanding the delivery by the Company of a Forced Conversion Notice, nothing contained herein shall be deemed to limit in any way (x) the right of the Holder to convert all or any part of this Debenture prior to the Forced Conversion Date or (y) the availability of any and all remedies that are provided to the Holder hereunder, including without limitation in the event that the Company fails to deliver Conversion Shares upon a Forced Conversion as required by the terms of Section 3 hereof, provided, that, in the event of such failure, the Forced Conversion shall be terminated with respect to the Holder upon the delivery of written notice thereof by the Holder to the Company, and the Company shall forfeit its right to require a Forced Conversion of this Debenture or any other Debentures thereafter. On the Forced Conversion Date, an amount of principal of this Debenture equal to (A) the Holder’s pro rata share of the aggregate principal amount specified in the Forced Conversion Notice minus (B) the amount of principal of this Debenture converted by the Holder during the twenty-two (22) Trading Days immediately preceding the Forced Conversion Date will be converted into Conversion Shares. In the event of multiple Forced Conversions, at least sixty (60) days must elapse between Forced Conversion Dates.

          (c) Upon any Forced Conversion, the Company shall pay to the Holder on the Forced Conversion Date (i) accrued and unpaid interest through the Forced Conversion Date on the principal amount of the Debenture so converted and (ii) in the event of a Forced Conversion Date occurring prior to the second anniversary of the Issue Date, an amount equal to the Interest that, but for such Forced Conversion, would have accrued on this Debenture (or portion thereof so converted) over the two (2) years following such Issue Date. Such Interest shall be paid in cash or, at the election of the Company (subject to the satisfaction of the Stock Payment Conditions and otherwise on the terms and conditions set forth in Section 2 for the payment of Interest in Common Stock, with the Forced Conversion Date being substituted for the Scheduled Interest Payment Date), in shares of Common Stock.

6. EVENTS OF DEFAULT; MANDATORY REDEMPTION.

          (a) Mandatory Redemption. In the event that an Event of Default (as defined below) occurs, the Holder shall have the right, upon written notice to the Company (a “Mandatory Redemption Notice”), to have all or any portion of the unpaid principal amount of this Debenture, plus all accrued and unpaid Interest thereon, redeemed by the Company (a “Mandatory Redemption”) at the Mandatory Redemption Price (as defined below) in same day funds. The Mandatory Redemption Notice shall specify the effective date of such Mandatory Redemption (the “Mandatory Redemption Date”), which date must be at least five (5) Business Days following the Business Day on which the Mandatory Redemption Notice is delivered to the Company, and the amount of principal and Interest to be redeemed. In order to effect a Mandatory Redemption hereunder, the Holder must deliver a Mandatory Redemption Notice no later than the close of business on the Business Day immediately following the first Business Day on which an Event of Default is no longer continuing; provided, however, that with respect to an Event of Default that is a Change of Control, the Holder must deliver a Mandatory Redemption Notice no later than the close of business on the third (3rd) Business Day following the date on which the Change of Control is effected.

          (b) Mandatory Redemption Price. For purposes hereof, “Mandatory Redemption Price” shall mean (i) the unpaid principal hereof multiplied by the Mandatory Redemption Percentage plus (ii) all accrued and unpaid Interest hereon. For purposes hereof, “Mandatory Redemption Percentage” means (x) where the Event of Default (as defined below) constitutes a Change of Control, one hundred and twenty percent (120%) during the first year following the Issue Date, one hundred and fifteen percent (115%) during the second year following the Issue Date and one hundred and ten percent (110%) at all times following the second (2nd) anniversary of the Issue Date, and (y) for all other Events of Default, one hundred and one percent (101%).

          (c) Payment of Mandatory Redemption Price.

               (i) The Company shall pay the Mandatory Redemption Price to the Holder within five (5) Business Days of the Mandatory Redemption Date. In the event that the Company redeems the entire remaining unpaid principal amount of this Debenture, and pays to the Holder all Interest accrued thereon and all other amounts due in connection therewith, the Holder shall return this Debenture to the Company for cancellation.

               (ii) If the Company fails to pay the Mandatory Redemption Price to the Holder within five (5) Business Days of the Mandatory Redemption Date, the Holder shall be entitled to interest thereon at the Default Interest Rate from the Mandatory Redemption Date until the date on which Mandatory Redemption Price has been paid in full.

          (d) Events of Default. Each of the following events shall be deemed an “Event of Default”:

               (i) a Liquidation Event or a Change of Control occurs or is publicly announced;

               (ii) the Company breaches or provides notice of its intent to breach, in a material respect, any covenant or other material term or condition of this Debenture (including without limitation any payment obligation hereunder), the Securities Purchase Agreement, Registration Rights Agreement or any other Transaction Document, including but not limited to the Company’s failure to deliver Conversion Shares and Warrant Shares on or before the required delivery date therefor, and such breach continues for a period of five (5) Business Days following written notice thereof from the Holder;

               (iii) any breach by the Company of any representation or warranty made by the Company in this Debenture, the Securities Purchase Agreement, the Registration Rights Agreement or any other Transaction Document which breach has had, or could reasonably be expected to have, a material adverse effect on (x) the consolidated business, operations, properties, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole, (y) the ability of the Company to perform its obligations under this Debenture or the other Transaction Documents (as defined below) or (z) the ability of a Holder to exercise its rights under this Debenture;

               (iv) a default occurs or is declared and is not cured within any applicable grace period, or any amounts are accelerated, under or with respect to any instrument that evidences Debt of the Company or any of its Subsidiaries in a principal amount exceeding $250,000;

               (v) the Company’s Common Stock ceases to be registered under the Exchange Act or to be listed on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange; and

               (vi) a Governmental Authority renders a final judgment (whether pursuant to an adjudication, arbitration, regulatory proceeding or otherwise) against the Company in an amount exceeding $250,000, and the Company fails to pay such amount when it becomes due.

7. PREPAYMENT.

          The Company shall not be entitled to prepay principal of this Debenture without the prior written consent of the Holder, which consent may be withheld for any reason (or for no reason) within the sole discretion of the Holder.

8. MISCELLANEOUS.

          (a) Failure to Exercise Rights not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available.

          (b) Notices. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Debenture shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Verso Technologies, Inc.
400 Galleria Parkway, Suite 300
Atlanta, GA 30339
Attn: Chief Financial Officer
Tel: (678) 589-3500
Fax: (678) 589-3780

with a copy (which shall not constitute notice) to:

Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street NE
Atlanta, GA 30303
Attn: Robert C. Hussle, Esq.
Tel: (404) 522-4700
Fax: (404) 525-2224

and if to the Holder, at such address as the Holder shall have furnished the Company in writing.

          (c) Amendments; Waivers. No amendment, modification or other change to this Debenture may be made unless such amendment, modification or change is (A) set forth in writing and is signed by the Company and the Holder and (B) agreed to in writing by the holders of at least a majority of the unpaid principal amount of the Debentures, it being understood that, notwithstanding anything to the contrary contained in any Debenture, upon the satisfaction of the conditions described in (A) and (B) above, each Debenture (including any Debenture held by the Holder who did not execute the agreement specified in (B) above) shall be deemed to incorporate any amendment, modification or change effected thereby as of the effective date thereof. Notwithstanding the foregoing, no Debenture shall be amended, modified or otherwise changed without the written consent of the Holder thereof if such amendment, modification or change (i) does not apply to all Holders in the same fashion or (ii) adversely affects such Holder’s rights under such Debenture with respect to the payment of Principal or Interest, such Holder’s Conversion rights, any Event of Default or the Mandatory Redemption of such Debenture upon any such Event of Default. No provision of this Debenture may be waived other than in a writing signed by the holder hereof.

          (d) Transfer of Debenture. The Holder may sell, transfer or otherwise dispose of all or any part of this Debenture (including without limitation pursuant to a pledge) to any person or entity as long as such sale, transfer or disposition is the subject of an effective registration statement under the Securities Act of 1933, as amended, and applicable state securities laws, or is exempt from registration thereunder, and is otherwise made in accordance with the applicable provisions of the Securities Purchase Agreement. From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the holder of a Debenture in the principal amount acquired by such transferee, and the Company shall, as promptly as practicable, issue and deliver to such transferee a new debenture identical in all respects to this Debenture, in the name of such transferee. The Company shall be entitled to treat the original Holder as the holder of this entire Debenture unless and until it receives written notice of the sale, transfer or disposition hereof.

          (e) Lost or Stolen Debenture. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Debenture, if mutilated, the Company shall execute and deliver to the Holder a new Debenture identical in all respects to this Debenture.

          (f) Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          (g) Successors and Assigns. The terms and conditions of this Debenture shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Holder. The Company may not assign its rights or obligations under this Debenture except as specifically required or permitted pursuant to the terms hereof.

          (h) Usury. At no time shall the Company be required to pay interest under this Debenture at a rate that is in excess of the maximum interest rate permitted by applicable law. If the Company is at any time required to pay interest hereunder at a rate in excess of such maximum rate, such rate shall be deemed reduced to such maximum rate and all prior interest payments in excess of such maximum rate shall be applied against the principal balance of this Debenture.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its name by its duly authorized officer on the date first above written.

VERSO TECHNOLOGIES, INC.

By:

Name:
Title:

ANNEX I

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal of the 6% Senior Unsecured Convertible Debenture (the “Debenture”) issued by VERSO TECHNOLOGIES, INC. (the “Corporation”) into shares of common stock (“Common Stock”) of the Company according to the terms and conditions of the Debenture. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Debenture.

Date of Conversion:

Principal Amount of Debenture to be Converted:

Amount of Interest to be Converted:

Number of Shares of Common Stock to be Issued:

Name of Holder:
Address:
Signature:
Name:
Title:

Holder Requests Delivery to be made: (check one)

☐	By Delivery of Physical Certificates to the Above Address
☐	Through Depository Trust Corporation
(Account_________ )

ANNEX II

Schedule of
Decreases
of Principal Amount

Principal	Amount of
Balance	Decrease	Date

$[ ],000,000

EXHIBIT 4.2

EXHIBIT B TO
SECURITIES PURCHASE AGREEEMENT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

SERIES A WARRANT

TO PURCHASE COMMON STOCK

OF

VERSO TECHNOLOGIES, INC.

Issue Date:	February 4, 2005	Warrant No.	___

     THIS CERTIFIES that                                          or any subsequent holder hereof (the “Holder”), has the right to purchase from VERSO TECHNOLOGIES, INC., a Minnesota corporation (the “Company”), up to [                    ] fully paid and nonassessable shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to adjustment as provided herein, at a price per share equal to the Exercise Price (as defined below), at any time and from time to time beginning on the date (the “Commencement Date”) that is the one-year anniversary of the date on which this Warrant is originally issued (the “Issue Date”) and ending at 6:00 p.m., eastern time, on the date that is the fifth (5th) anniversary of the Issue Date (or, if such date is not a Business Day, on the Business Day immediately following such date) (the “Expiration Date”). This Warrant is issued pursuant to a Securities Purchase Agreement, dated as of February 4, 2005 (the “Securities Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

     1. Exercise.

     (a) Right to Exercise; Exercise Price. The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the Commencement Date and ending on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the “Warrant Shares”). The “Exercise Price” for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be equal to seventy two cents ($.72), subject to adjustment for the events specified in Section 6 below.

     (b) Exercise Notice. In order to exercise this Warrant, the Holder shall send to the Company by facsimile transmission, at any time prior to 6:00 p.m., eastern time, on the Business Day on which the Holder wishes to effect such exercise (the “Exercise Date”), (i) a notice of exercise in substantially the form attached hereto as Exhibit A (the “Exercise Notice”), and (ii) a copy of the original Warrant, and, in the case of a Cash Exercise (as defined below), the Holder shall pay the Exercise Price to the Company by wire transfer of immediately available funds. The Exercise Notice shall state the name or names in which the shares of Common Stock that are issuable on such exercise shall be issued. In the case of a dispute between the Company and the Holder as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 6 below), the Company shall issue to the Holder the number of Warrant Shares that are not disputed within the time periods specified in Section 2 below and shall submit the disputed calculations to a certified public accounting firm of national reputation (other than the Company’s regularly retained accountants) within two (2) Business Days following the date on which the Holder’s Exercise Notice is delivered to the Company. The Company shall cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than three (3) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

     (c) Holder of Record. The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

     (d) Cancellation of Warrant. This Warrant shall be canceled upon its exercise in full and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

     2. Delivery of Warrant Shares Upon Exercise. Upon receipt of a fax copy of an Exercise Notice pursuant to Section 1 above, the Company shall, (A) in the case of a Cash Exercise, no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Exercise Date specified in such Exercise Notice and (ii) such later date on which the Company shall have received payment of the Exercise Price, (B) in the case of a Cashless Exercise (as defined below), no later than the close of business on the third (3rd)

Business Day following the Exercise Date specified in such Exercise Notice, and (C) with respect to Warrant Shares that are the subject of a Dispute Procedure, the close of business on the third (3rd) Business Day following the determination made pursuant to Section 1(b) (each of the dates specified in (A), (B) or (C) being referred to as a “Delivery Date”), issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares to the Holder, as long as the Company’s designated transfer agent (the “Transfer Agent”) participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”) and no restrictive legend is required pursuant to the terms of this Warrant or the Securities Purchase Agreement, by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST or if the Holder so specifies in a Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date. Warrant Shares delivered to the Holder shall not contain any restrictive legend unless such legend is required pursuant to the terms of the Securities Purchase Agreement.

     3. Failure to Deliver Warrant Shares.

     (a) In the event that the Company fails for any reason to deliver to the Holder the number of Warrant Shares specified in the applicable Exercise Notice on or before the Delivery Date therefor (an “Exercise Default”), the Company shall pay to the Holder payments (“Exercise Default Payments”) in the amount of (i) (N/365) multiplied by (ii) the aggregate Exercise Price of the Warrant Shares which are the subject of such Exercise Default multiplied by (iii) the lower of twelve percent (12%) per annum and the maximum rate permitted by applicable law (the “Default Interest Rate”), where “N” equals the number of days elapsed between the original Delivery Date of such Warrant Shares and the date on which all of such Warrant Shares are issued and delivered to the Holder. Cash amounts payable hereunder shall be paid on or before the fifth (5th) Business Day of each calendar month following the calendar month in which such amount has accrued.

     (b) In the event of an Exercise Default, the Holder may, upon written notice to the Company (an “Exercise Default Notice”), regain on the date of such notice the rights of the Holder under the exercised portion of this Warrant that is the subject of such Exercise Default. In the event of such Exercise Default and delivery of an Exercise Default Notice, the Holder shall retain all of the Holder’s rights and remedies with respect to the Company’s failure to deliver such Warrant Shares (including without limitation the right to receive the cash payments specified in Section 3(a) above).

     (c) The Holder’s rights and remedies hereunder are cumulative, and no right or remedy is exclusive of any other. In addition to the amounts specified herein, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Nothing herein shall limit the Holder’s right to pursue actual damages for the Company’s failure to issue and deliver Warrant Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of Common Stock by the Holder to make delivery on a sale effected in anticipation of receiving Warrant Shares upon exercise, such damages to be in an amount equal to (A) the aggregate amount paid by the Holder for the Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by the Holder from the sale of the Warrant Shares issued by the Company pursuant to such exercise).

     4. Exercise Limitations. In no event shall a Holder be permitted to exercise this Warrant, or part hereof, if, upon such exercise, either:

          (a) the number of shares of Common Stock beneficially owned by the Holder (other than shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(a)), would exceed 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this Section 4(a) applies, the submission of an Exercise Notice by the Holder shall be deemed to be the Holder’s representation that this Warrant is exercisable pursuant to the terms hereof and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this Section 4(a) applies. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 4(a). This Section 4(a) may not be amended unless such amendment is approved by the holders of a majority of the Common Stock then outstanding; provided, however, that the limitations contained in this Section 4(a) shall cease to apply (x) upon sixty (60) days’ prior written notice from the Holder to the Company, or (y) immediately upon written notice from the Holder to the Company at any time after the public announcement or other disclosure of a Major Transaction (as defined below) or a Change of Control; or

          (b) the number of Warrant Shares that the Holder would receive upon such exercise, when added to the number of Warrant Shares previously received by the Holder pursuant to this Warrant and any other Warrant owned by the Holder and the number of shares of Common Stock received by the Holder upon conversion of such Holder’s Debenture, would exceed the product of (A) 19.99% of the number of shares of Common Stock outstanding on the Issue Date (subject to adjustment upon a stock split, stock dividend or similar event) (the “Cap Amount”) multiplied by (B) a fraction, the numerator of which is the number of Warrant Shares originally issuable under this Warrant and the denominator of which is the aggregate number of Warrant Shares originally issuable under all of the Warrants (such product, the “Allocation Amount”); provided, that this paragraph (b) shall not apply if Stockholder Approval (as defined below) has been obtained. In the event that any Holder to which this Warrant was originally issued shall sell or otherwise transfer any part of this Warrant, the remaining Warrant Shares constituting such transferring Holder’s Allocation Amount shall be allocated between the transferring Holder and the transferee in proportion to amount of this Warrant transferred. In the event that, at any time, the aggregate number of Warrant Shares issued and issuable under this Warrant and the Holder’s Debenture exceeds eighty percent (80%) of the Holder’s Allocation Amount, the Company shall, upon the written request of the Holder, hold as promptly as reasonably practicable a special meeting of its stockholders for the purpose of obtaining, and use its reasonable best efforts to obtain, Stockholder Approval. In the event that the stockholders do not approve such transactions at such meeting, the Company shall continue to use reasonable best efforts to seek such approval as soon as practicable after such meeting, but no less frequently than quarterly thereafter. “Stockholder Approval” means the affirmative vote of the holders of such number of votes cast at a meeting of stockholders approving the issuance of Common Stock in excess of the Cap Amount as may be required under the applicable listing requirements of the Principal Market.

     5. Payment of the Exercise Price; Cashless Exercise. The Holder may pay the Exercise Price in either of the following forms or, at the election of Holder, a combination thereof:

     (a) through a cash exercise (a “Cash Exercise”) by delivering immediately available funds, or

     (b) if, and only if, an effective Registration Statement is not available for the resale of all of the Warrant Shares issuable hereunder at the time an Exercise Notice is delivered to the Company, through a cashless exercise (a “Cashless Exercise”), as hereinafter provided. The Holder may effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y x (A-B)/A

where:	X = the number of Warrant Shares to be issued to the Holder;

Y = the number of Warrant Shares with respect to which this Warrant is being exercised;

A = the Market Price (as defined in the Certificate) as of the Exercise Date; and

B = the Exercise Price.

For purposes of Rule 144, it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date.

     6. Anti-Dilution Adjustments; Distributions; Other Events. The Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 6. In the event that any adjustment of the Exercise Price required herein results in a fraction of a cent, the Exercise Price shall be rounded up or down to the nearest one hundredth of a cent.

     (a) Subdivision or Combination of Common Stock. If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a greater number of shares, then effective upon the close of business on the record date for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a smaller number of shares, then, effective upon the close of business on the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased.

     (b) Distributions. If, at any time after the Issue Date, the Company declares or makes any distribution of cash or any other assets (or rights to acquire such assets) to holders of Common Stock, as a partial liquidating dividend or otherwise, including without limitation any dividend or distribution to the Company’s stockholders in shares (or rights to acquire shares) of capital stock of a subsidiary) (a “Distribution”), the Company shall deliver written notice of such Distribution (a “Distribution Notice”) to the Holder at least thirty (30) days prior to the earlier to occur of (i) the record date for determining stockholders entitled to such Distribution (the “Record Date”) and (ii) the date on which such Distribution is made (the “Distribution Date”) (the earlier of such dates being referred to as the “Determination Date”). In the Distribution Notice to a Holder, the Company shall indicate whether the Company has elected (A) to deliver to such Holder, upon any exercise of this Warrant after the Determination Date, the same amount and type of assets being distributed in such Distribution as though the Holder were, on the Determination Date, a holder of a number of shares of Common Stock into which this Warrant is exercisable as of such Determination Date (such number of shares to be determined at the Exercise Price then in effect and without giving effect to any limitations on such exercise) or (B) upon any exercise of this Warrant on or after the Determination Date, to reduce the Exercise Price applicable to such exercise by reducing the Exercise Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the Company’s Board of Directors. If the Company does not notify the Holders of its election pursuant to the preceding sentence on or before the fifteenth (15th) day immediately prior to the Determination Date, the Company shall be deemed to have elected clause (A) of the preceding sentence.

     (c) Dilutive Issuances. If, at any time after the Issue Date, the Company issues or sells, or in accordance with subparagraph (iii) of this paragraph (c), is deemed to have issued or sold, any shares of Common Stock for per share consideration less than the Exercise Price on the date of such issuance or sale (a “Dilutive Issuance”), then the Exercise Price shall be adjusted so as to equal an amount determined by multiplying such Exercise Price by the following fraction:

     N0 + N1
     N0 + N2

     where:

N0 =	the number of shares of Common Stock outstanding immediately prior to the issuance, sale or deemed issuance or sale of such additional shares of Common Stock in such Dilutive Issuance

(without taking into account any shares of Common Stock issuable upon conversion, exchange or exercise of any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock (“Convertible Securities”) or options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities (“Purchase Rights”));

N1 =	the number of shares of Common Stock which the aggregate consideration, if any, received or receivable by the Company for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (iii) below) would purchase at the Exercise Price in effect immediately prior to such Dilutive Issuance; and

N2 =	the number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance.

Notwithstanding the foregoing, no adjustment shall be made pursuant hereto if such adjustment would result in an increase in the Exercise Price.

          (ii) Effect On Exercise Price Of Certain Events. For purposes of determining the adjusted Exercise Price under subparagraph (i) of this paragraph (c), the following will be applicable:

          (A) Issuance Of Purchase Rights. If the Company issues or sells any Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (and the price of any conversion of Convertible Securities, if applicable) is less than the Market Price or the Exercise Price (or both) in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Purchase Rights” shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Purchase Rights, plus, in the case of Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in subparagraph (iii)(B) below) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights.

          (B) Issuance Of Convertible Securities. If the Company issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Exercise Price in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or exercise price or exchange ratio, then for the purposes of the immediately preceding sentence, the “price per share for which Common Stock is issuable upon such conversion, exercise or exchange” shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in this subparagraph (iii)(B)), by (y) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or exercise price or exchange ratio (a “Variable Rate Convertible Security”), then for purposes of the first sentence of this subparagraph (B), the “price per share for which Common Stock is issuable upon such conversion, exercise or exchange” shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof were seventy-five percent (75%) of the actual conversion price on such date (the “Assumed Variable Market Price”), and, further, if the conversion price of such Variable Rate Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this paragraph (c) with respect to any Variable Rate Convertible Security, the Exercise Price in effect at such time shall be readjusted to equal the Exercise Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been seventy-five percent (75%) of the actual conversion price of such Variable Rate Convertible Security existing at the time of the adjustment required by this sentence; provided, however, that if the conversion or exercise price or exchange ratio of a Convertible Security may fluctuate solely as a result of provisions designed to protect against dilution, such Convertible Security shall not be deemed to be a Variable Rate Convertible Security. No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

          (C) Change In Option Price Or Conversion Rate. If, following an adjustment to the Exercise Price upon the issuance of Purchase Rights or Convertible

Securities pursuant to a Dilutive Issuance, there is a change at any time in (x) the amount of additional consideration payable to the Company upon the exercise of any Purchase Rights; (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible Securities; or (z) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), then in any such case, the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Purchase Rights or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

          (D) Calculation Of Consideration Received. If any Common Stock, Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the Company therefore. In case any Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Market Price thereof on the date of receipt. In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Purchase Rights or Convertible Securities, as the case may be. Notwithstanding anything else herein to the contrary, if Common Stock Purchase Rights or Convertible Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, the Holder may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the fair value of any type of securities (the “Disregarded Securities”) issued or sold in such transaction or series of transactions. If the Holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Exercise Price shall be made pursuant to this paragraph (c) for the issuance of the Disregarded Securities or upon any conversion, exercise or exchange thereof. The independent members of the Company’s Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities.

          (E) Issuances Without Consideration Pursuant to Existing Securities. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any anti-dilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any Convertible Securities or Purchase Rights outstanding as of the date hereof, then all shares of Common Stock so issued shall be deemed to have been issued for no consideration.

          (iv) Exceptions To Adjustment Of Exercise Price. Notwithstanding the foregoing, no adjustment to the Exercise Price shall be made pursuant to this paragraph (c) upon the issuance of any Excluded Securities. For purposes hereof, “Excluded Securities” means (I) securities purchased under the Securities Purchase Agreement; (II) securities issued upon conversion or exercise of the Debentures or the Warrants; (III) shares of Common Stock issuable or issued to (x) employees, consultants or directors from time to time upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors pursuant to one or more stock option plans or restricted stock plans in effect as of the Issue Date or adopted after the Issue Date by the independent members of the Board of Directors with substantially the same terms as such plans in effect as of the Issue Date, or (y) vendors pursuant to warrants to purchase Common Stock that are outstanding on the date hereof or issued hereafter, provided such issuances are approved by the Board of Directors; (IV) shares of Common Stock issued in connection with a commercial lending transaction with a federally-insured financial institution that is approved by the independent members of the Board of Directors, provided that the fair market value of such shares does not exceed ten percent (10%) of the amount borrowed; (V) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company; (VI) shares of Common Stock issued in connection with the acquisition by the Company of any corporation or other entity occurring after the Effective Date, provided that, if in connection with such acquisition, the Company will issue a number of shares equal to or greater than 20% of the number of shares of Common Stock issued and outstanding immediately prior to the consummation of such acquisition, the Company shall obtain a fairness opinion with respect to such acquisition from an investment bank of national recognition; (VII) shares of Common Stock issued in connection with any Convertible Securities or Purchase Rights outstanding on the date hereof and disclosed in a schedule to the Securities Purchase Agreement; and (VIII) shares issued to Persons with whom the Company is entering into a joint venture, strategic alliance or other commercial relationship in connection with the operation of the Company’s business and not in connection with a transaction the purpose of which is to raise equity capital.

          (v) Notice Of Adjustments. Upon the occurrence of one or more adjustments or readjustments of the Exercise Price pursuant to this paragraph (c) or any change in the number or type of stock, securities and/or other property issuable upon exercise of this Warrant, the Company, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to the Holder a notice (an “Adjustment Notice”) setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based, and, on or before the time that it delivers an Adjustment Notice, publicly disclose the contents thereof. The failure of the Company to deliver an Adjustment Notice shall not affect the validity of any such adjustment.

     (d) Major Transactions. In the event of a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a “Major Transaction”), the Company will give the Holder at least twenty (20) Trading Days written notice prior to the earlier of (x) the closing or effectiveness of such Major Transaction and (y) the record date for the receipt of such shares of stock or securities or other assets. In the event of a Major Transaction, the Holder shall be permitted either (i) where the surviving entity in a Major Transaction does not have a class of equity security registered pursuant to Section 12 of the Exchange Act, or such equity security does not trade on a national exchange or automated quotation system, to require the Company to repurchase this Warrant for an amount to the value of this Warrant calculated pursuant to the Black-Scholes pricing model or (ii) to exercise this Warrant in whole or in part at any time prior to the record date for the receipt of such consideration and shall be entitled to receive, for each share of Common Stock issuable to Holder upon such exercise, the same per share consideration payable to the other holders of Common Stock in connection with such Major Transaction. If and to the extent that the Holder retains any portion of this Warrant following such record date, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company under this Warrant, with such adjustments to the Exercise Price and the securities covered hereby as may be necessary in order to preserve the economic benefits of this Warrant to the Holder.

     (e) Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 6, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 6. Any adjustment made herein that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable.

     7. Fractional Interests.

     No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, the Company shall, in lieu of issuing any such fractional share, pay to the Holder an amount in cash equal to the product resulting from multiplying such fraction by the Market Price as of the Exercise Date.

     8. Transfer of this Warrant.

     The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act. Upon such transfer or other disposition (other than a pledge), the Holder shall deliver this Warrant to the Company together with a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the “Transfer Notice”), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within three (3) Business Days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder a Warrant for the remaining number of Warrant Shares.

     9. Benefits of this Warrant.

     This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder.

     10. Loss, theft, destruction or mutilation of Warrant.

     Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     11. Notice or Demands.

     Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Verso Technologies, Inc.
400 Galleria Parkway, Suite 300
Atlanta, GA 30339
Attn:    Chief Financial Officer
Tel:   (678) 589-3500
Fax:    (678) 589-3780

with a copy (which shall not constitute notice to:

Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street NE
Atlanta, GA 30303

Attn:   Robert C. Hussle, Esq.
Tel:   (404) 522-4700
Fax:   (404) 525-2224

and if to the Holder, to such address as the Holder shall have furnished to the Company in writing.

     12. Applicable Law.

          This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

     13. Amendments.

          No amendment, modification or other change to, or waiver of any provision of, this Warrant may be made unless such amendment, modification or change is (A) set forth in writing and is signed by the Company and the Holder and (B) agreed to in writing by the holders of at least a majority of the number of shares into which the Warrants are exercisable (without regard to any limitation contained herein on such exercise), it being understood that upon the satisfaction of the conditions described in (A) and (B) above, each Warrant (including any Warrant held by the Holder who did not execute the agreement specified in (B) above) shall be deemed to incorporate any amendment, modification, change or waiver effected thereby as of the effective date thereof.

     14. Entire Agreement.

     This Warrant and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Warrant and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

     15. Headings.

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page to Follow]

     IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.

VERSO TECHNOLOGIES, INC.
By:	__________________________
Name:
Title:

EXHIBIT A to WARRANT

EXERCISE NOTICE

     The undersigned Holder hereby irrevocably exercises the right to purchase                      of the shares of Common Stock (“Warrant Shares”) of VERSO TECHNOLOGIES, INC. evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                               a Cash Exercise with respect to                                          Warrant Shares; and/or

                               a Cashless Exercise with respect to                                          Warrant Shares, as permitted by Section 5(b) of the attached Warrant.

     2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $                                         to the Company in accordance with the terms of the Warrant.

Date:

     Name of Registered Holder

By:	Name:
Title:

EXHIBIT B to WARRANT

TRANSFER NOTICE

     FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase                shares of the Common Stock of VERSO TECHNOLOGIES, INC. evidenced by the attached Warrant.

Date:

     Name of Registered Holder

By:	Name: Title:

Transferee Name and Address:

EXHIBIT 4.3

EXHIBIT C TO
SECURITIES PURCHASE AGREEEMENT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

SERIES B WARRANT

TO PURCHASE COMMON STOCK

OF

VERSO TECHNOLOGIES, INC.

Issue Date:February 4, 2005	Warrant No.	___

     THIS CERTIFIES that                                                              or any subsequent holder hereof (the “Holder”), has the right to purchase from VERSO TECHNOLOGIES, INC., a Minnesota corporation (the “Company”), up to [                    ] fully paid and nonassessable shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to adjustment as provided herein, at a price per share equal to the Exercise Price (as defined below), at any time and from time to time beginning on the date on which Shareholder Approval has been obtained (the “Approval Date”) and ending at 6:00 p.m., eastern time, on the ninetieth (90th) day following the later to occur of (i) the Effective Date and (ii) the Approval Date (or, if such date is not a Business Day, on the Business Day immediately following such date) (the “Expiration Date”). This Warrant is issued pursuant to a Securities Purchase Agreement, dated as of February 4, 2005 (the “Securities Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

     1. Exercise.

     (a) Right to Exercise; Exercise Price. Subject to the receipt by the Company of Shareholder Approval with respect to the increase in the number of authorized shares of Common Stock, the Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the Approval Date and ending on the Expiration

Date as to all or any part of the shares of Common Stock covered hereby (the “Warrant Shares”). The “Exercise Price” for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be equal to seventy eight cents ($.78), subject to adjustment for the events specified in Section 6 below.

     (b) Exercise Notice. In order to exercise this Warrant, the Holder shall send to the Company by facsimile transmission, at any time prior to 6:00 p.m., eastern time, on the Business Day on which the Holder wishes to effect such exercise (the “Exercise Date”), (i) a notice of exercise in substantially the form attached hereto as Exhibit A (the “Exercise Notice”), (ii) a copy of the original Warrant, and (iii) the Exercise Price by wire transfer of immediately available funds. The Exercise Notice shall state the name or names in which the shares of Common Stock that are issuable on such exercise shall be issued. In the case of a dispute between the Company and the Holder as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 6 below), the Company shall issue to the Holder the number of Warrant Shares that are not disputed within the time periods specified in Section 2 below and shall submit the disputed calculations to a certified public accounting firm of national reputation (other than the Company’s regularly retained accountants) within two (2) Business Days following the date on which the Holder’s Exercise Notice is delivered to the Company. The Company shall cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than three (3) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

     (c) Holder of Record. The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

     (d) Cancellation of Warrant. This Warrant shall be canceled upon its exercise in full and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

     2. Delivery of Warrant Shares Upon Exercise. Upon receipt of a fax copy of an Exercise Notice pursuant to Section 1 above, the Company shall, (A) no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Exercise Date specified in such Exercise Notice and (ii) such later date on which the Company shall have received payment of the Exercise Price, and (B) with respect to Warrant Shares that are the subject of a Dispute Procedure, the close of business on the third (3rd) Business Day following the determination made pursuant to Section 1(b) (each of the dates specified in (A) or (B) being referred to as a “Delivery Date”), issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares to the Holder, as long as the Company’s designated transfer agent (the “Transfer Agent”) participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”) and no restrictive legend is required pursuant to the terms of this Warrant or the Securities Purchase Agreement, by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST or if the Holder so specifies in a Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date. Warrant Shares delivered to the Holder shall not contain any restrictive legend unless such legend is required pursuant to the terms of the Securities Purchase Agreement.

     3. Failure to Deliver Warrant Shares.

     (a) In the event that the Company fails for any reason to deliver to the Holder the number of Warrant Shares specified in the applicable Exercise Notice on or before the Delivery Date therefor (an “Exercise Default”), the Company shall pay to the Holder payments (“Exercise Default Payments”) in the amount of (i) (N/365) multiplied by (ii) the aggregate Exercise Price of the Warrant Shares which are the subject of such Exercise Default multiplied by (iii) the lower of twelve percent (12%) per annum and the maximum rate permitted by applicable law (the “Default Interest Rate”), where “N” equals the number of days elapsed between the original Delivery Date of such Warrant Shares and the date on which all of such Warrant Shares are issued and delivered to the Holder. Cash amounts payable hereunder shall be paid on or before the fifth (5th) Business Day of each calendar month following the calendar month in which such amount has accrued.

     (b) In the event of an Exercise Default, the Holder may, upon written notice to the Company (an “Exercise Default Notice”), regain on the date of such notice the rights of the Holder under the exercised portion of this Warrant that is the subject of such Exercise Default. In the event of such Exercise Default and delivery of an Exercise Default Notice, the Holder shall retain all of the Holder’s rights and remedies with respect to the Company’s failure to deliver such Warrant Shares (including without limitation the right to receive the cash payments specified in Section 3(a) above).

     (c) The Holder’s rights and remedies hereunder are cumulative, and no right or remedy is exclusive of any other. In addition to the amounts specified herein, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Nothing herein shall limit the Holder’s right to pursue actual damages for the Company’s failure to issue and deliver Warrant Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of Common Stock by the Holder to make delivery on a sale effected in anticipation of receiving Warrant Shares upon exercise, such damages to be in an amount equal to (A) the aggregate amount paid by the Holder for the Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by the Holder from the sale of the Warrant Shares issued by the Company pursuant to such exercise).

     4. Exercise Limitations. In no event shall a Holder be permitted to exercise this Warrant, or part hereof, if, upon such exercise, either:

          (a) the number of shares of Common Stock beneficially owned by the Holder (other than shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(a)), would exceed 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this Section 4(a) applies, the submission of an Exercise Notice by the Holder shall be deemed to be the Holder’s representation that this Warrant is exercisable pursuant to the terms hereof and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this Section 4(a) applies. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 4(a). This Section 4(a) may not be amended unless such amendment is approved by the holders of a majority of the Common Stock then outstanding; provided, however, that the limitations contained in this Section 4(a) shall cease to apply (x) upon sixty (60) days’ prior written notice from the Holder to the Company, or (y) immediately upon written notice from the Holder to the Company at any time after the public announcement or other disclosure of a Major Transaction (as defined below) or a Change of Control; or

          (b) the number of Warrant Shares that the Holder would receive upon such exercise, when added to the number of Warrant Shares previously received by the Holder pursuant to this Warrant and any other Warrant owned by the Holder and the number of shares of Common Stock received by the Holder upon conversion of such Holder’s Debenture, would exceed the product of (A) 19.99% of the number of shares of Common Stock outstanding on the date on which this Warrant was originally issued (the “Issue Date”) (subject to adjustment upon a stock split, stock dividend or similar event) (the “Cap Amount”) multiplied by (B) a fraction, the numerator of which is the number of Warrant Shares originally issuable under this Warrant and the denominator of which is the aggregate number of Warrant Shares originally issuable under all of the Warrants (such product, the “Allocation Amount”); provided, that this paragraph (b) shall not apply if Stockholder Approval (as defined below) has been obtained. In the event that any Holder to which this Warrant was originally issued shall sell or otherwise transfer any part of this Warrant, the remaining Warrant Shares constituting such transferring Holder’s Allocation Amount shall be allocated between the transferring Holder and the transferee in proportion to amount of this Warrant transferred. In the event that, at any time, the aggregate number of Warrant Shares issued and issuable under this Warrant and the Holder’s Debenture exceeds eighty percent (80%) of the Holder’s Allocation Amount, the Company shall, upon the written request of the Holder, hold as promptly as reasonably practicable a special meeting of its stockholders for the purpose of obtaining, and use its reasonable best efforts to obtain, Stockholder Approval. In the event that the stockholders do not approve such transactions at such meeting, the Company shall continue to use reasonable best efforts to seek such approval as soon as practicable after such meeting, but no less frequently than quarterly thereafter. “Stockholder Approval” means the affirmative vote of the holders of such number of votes cast at a meeting of stockholders approving the issuance of Common Stock in excess of the Cap Amount as may be required under the applicable listing requirements of the Principal Market.

5. [Intentionally Omitted]

     6. Anti-Dilution Adjustments; Distributions; Other Events. The Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 6. In the event that any adjustment of the Exercise Price required herein results in a fraction of a cent, the Exercise Price shall be rounded up or down to the nearest one hundredth of a cent.

     (a) Subdivision or Combination of Common Stock. If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a greater number of shares, then effective upon the close of business on the record date for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a smaller number of shares, then, effective upon the close of business on the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased.

     (b) Distributions. If, at any time after the Issue Date, the Company declares or makes any distribution of cash or any other assets (or rights to acquire such assets) to holders of Common Stock, as a partial liquidating dividend or otherwise, including without limitation any dividend or distribution to the Company’s stockholders in shares (or rights to acquire shares) of capital stock of a subsidiary) (a “Distribution”), the Company shall deliver written notice of such Distribution (a “Distribution Notice”) to the Holder at least thirty (30) days prior to the earlier to occur of (i) the record date for determining stockholders entitled to such Distribution (the “Record Date”) and (ii) the date on which such Distribution is made (the “Distribution Date”) (the earlier of such dates being referred to as the “Determination Date”). In the Distribution Notice to a Holder, the Company shall indicate whether the Company has elected (A) to deliver to such Holder, upon any exercise of this Warrant after the Determination Date, the same amount and type of assets being distributed in such Distribution as though the Holder were, on the Determination Date, a holder of a number of shares of Common Stock into which this Warrant is exercisable as of such Determination Date (such number of shares to be determined at the Exercise Price then in effect and without giving effect to any limitations on such exercise) or (B) upon any exercise of this Warrant on or after the Determination Date, to reduce the Exercise Price applicable to such exercise by reducing the Exercise Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the Company’s Board of Directors. If the Company does not notify the Holders of its election pursuant to the preceding sentence on or prior to the Determination Date, the Company shall be deemed to have elected clause (A) of the preceding sentence.

     (c) Major Transactions. In the event of a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a “Major Transaction”), the Company will give the Holder at least twenty (20) Trading Days written notice prior to the earlier of (x) the closing or effectiveness of such Major Transaction and (y) the record date for the receipt of such shares of stock or securities or other assets. In the event of a Major Transaction, the Holder shall be permitted either (i) where the surviving entity in a Major Transaction does not have a class of equity security registered pursuant to Section 12 of the Exchange Act, or such equity security does not trade on a national exchange or automated quotation system, to require the Company to repurchase this Warrant for an amount equal to the value of this Warrant calculated pursuant to the Black-Scholes pricing model or (ii) to exercise this Warrant in whole or in part at any time prior to the record date for the receipt of such consideration and shall be entitled to receive, for each share of Common Stock issuable to Holder upon such exercise, the same per share consideration payable to the other holders of Common Stock in connection with such Major Transaction. If and to the extent that the Holder retains any portion of this Warrant following such record date, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company under this Warrant, with such adjustments to the Exercise Price and the securities covered hereby as may be necessary in order to preserve the economic benefits of this Warrant to the Holder.

     (d) Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 6, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 6. Any adjustment made herein that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable.

     7. Fractional Interests.

     No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, the Company shall, in lieu of issuing any such fractional share, pay to the Holder an amount in cash equal to the product resulting from multiplying such fraction by the Market Price as of the Exercise Date.

     8. Transfer of this Warrant.

          The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act. Upon such transfer or other disposition (other than a pledge), the Holder shall deliver this Warrant to the Company together with a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the “Transfer Notice”), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within three (3) Business Days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder a Warrant for the remaining number of Warrant Shares.

     9. Benefits of this Warrant.

          This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder.

     10. Loss, theft, destruction or mutilation of Warrant.

          Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     11. Notice or Demands.

     Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Verso Technologies, Inc.
400 Galleria Parkway, Suite 300
Atlanta, GA 30339
Attn: Chief Financial Officer
Tel:(678) 589-3500

Fax: (678) 589-3780

with a copy (which shall not constitute notice) to:

Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street NE
Atlanta, GA 30303
Attn:      Robert C. Hussle, Esq.
Tel:       (404) 522-4700
Fax:      (404) 525-2224

and if to the Holder, to such address as the Holder shall have furnished to the Company in writing.

     12. Applicable Law.

          This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

     13. Amendments.

          No amendment, modification or other change to, or waiver of any provision of, this Warrant may be made unless such amendment, modification or change is (A) set forth in writing and is signed by the Company and the Holder and (B) agreed to in writing by the holders of at least a majority of the number of shares into which the Warrants are exercisable (without regard to any limitation contained herein on such exercise), it being understood that upon the satisfaction of the conditions described in (A) and (B) above, each Warrant (including any Warrant held by the Holder who did not execute the agreement specified in (B) above) shall be deemed to incorporate any amendment, modification, change or waiver effected thereby as of the effective date thereof.

     14. Entire Agreement.

          This Warrant and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Warrant and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

     15. Headings.

          The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page to Follow]

     IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.

VERSO TECHNOLOGIES, INC.
By:	__________________________
Name:
Title:

EXHIBIT A to WARRANT

EXERCISE NOTICE

     The undersigned Holder hereby irrevocably exercises the right to purchase                      of the shares of Common Stock (“Warrant Shares”) of                                                              evidenced by the attached Warrant (the “Warrant”). The Holder shall pay the sum of $                                         to the Company in accordance with the terms of the Warrant.

Date:

     Name of Registered Holder

By:	Name:
Title:

EXHIBIT B to WARRANT

TRANSFER NOTICE

     FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase                      shares of the Common Stock of                                                              evidenced by the attached Warrant.

Date:

     Name of Registered Holder

By:
Name:
Title:

Transferee Name and Address:

EXHIBIT 4.4
Exhibit E to the
Securities Purchase Agreement

REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 4, 2005, is by and between VERSO TECHNOLOGIES, INC., a Minnesota corporation (the “Company”), and each of the entities whose names appear on the signature pages hereof. Such entities are each referred to herein as an “Investor” and, collectively, as the “Investors”.

     The Company has agreed, on the terms and subject to the conditions set forth in the Securities Purchase Agreement, dated as of February 4, 2005 (the “Securities Purchase Agreement”), to issue and sell to each Investor named therein (A) a 6% Senior Unsecured Convertible Debenture in the form attached to the Securities Purchase Agreement (each, a “Debenture” and, collectively, the “Debentures”) and (B) Warrants in the respective forms attached to the Securities Purchase Agreement (each, a “Warrant” and, collectively, the “Warrants”).

     The Debentures are convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Warrants are exercisable into shares of Common Stock (the “Warrant Shares”) in accordance with their terms.

     In order to induce each Investor to enter into the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and under applicable state securities laws.

     In consideration of each Investor entering into the Securities Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS.

     For purposes of this Agreement, the following terms shall have the meanings specified:

     “Business Day” means any day other than a Saturday, a Sunday or a day on which the Commission is closed or on which banks in the City of New York are authorized by law to be closed.

     “Commission” means the Securities and Exchange Commission.

     “Effective Date” means the date on which the Registration Statement is declared effective by the Commission.

     “Filing Deadline” means the thirtieth (30th) calendar day following the Closing Date.

     “Holder” means any person owning or having the right to acquire, through conversion of the Debentures or exercise of the Warrants or otherwise, Registrable Securities, including initially each Investor and thereafter any permitted assignee thereof.

     “Registrable Securities” means the Conversion Shares and the Warrant Shares and any other shares of Common Stock issuable pursuant to the terms of the Debenture or the Warrants, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Conversion Shares or the Warrant Shares.

     “Registration Deadline” means the ninetieth (90th) calendar day following the Closing Date or, if the Registration Statement receives a full review by the Commission, the one hundred and twentieth (120th) calendar day following the Closing Date.

     “Registration Period” has the meaning set forth in paragraph 2(c) below.

     “Registration Statement” means a registration statement or statements prepared in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act (“Rule 415”) or any successor rule providing for the offering of securities on a continuous or delayed basis.

     Capitalized terms used herein and not otherwise defined shall have the respective meanings specified in the Securities Purchase Agreement.

     2. REGISTRATION.

          (a) Filing of Registration Statement. On or before the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement on Form S-3 as a “shelf” registration statement under Rule 415 covering the resale of a number of shares of Registrable Securities equal to one hundred and twenty five percent (125%) of the number of shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants in full (such number to be determined without regard to any restriction on such conversion or exercise). Such Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon the conversion of the Debentures and exercise of the Warrants in order to prevent dilution resulting from stock splits, stock dividends or similar events.

          (b) Alternative Registration Statement. Notwithstanding the foregoing paragraph 2(a), if on the Filing Deadline, the Company does not meet the eligibility requirements for filing a Registration Statement on Form S-3, then in such case the Company shall instead prepare and file with the Commission a Registration Statement meeting the foregoing requirements on Form S-1 or Form S-2, and in such event, the Company shall re-file such Registration Statement, or file a new Registration Statement covering at least the number of shares then registered on the existing Registration Statement(s) (and not previously sold pursuant to an existing Registration Statement or pursuant to Rule 144 under the Securities Act (“Rule 144”)), on Form S-3 as promptly as practicable

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(but in no event later than thirty (30) days after the Company meets the eligibility requirements to use Form S-3 for the resale of Registrable Securities by each Investor).

          (c) Effectiveness. The Company shall use reasonable best efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than the Registration Deadline. The Company shall respond promptly to any and all comments made by the staff of the Commission on with respect to the Registration Statement, and shall submit to the Commission, within two (2) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company will maintain the effectiveness of each Registration Statement filed pursuant to this Agreement until the earliest to occur of (i) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to either the Registration Statement or Rule 144, (ii) the date on which all of the Registrable Securities remaining to be sold under such Registration Statement (in the reasonable opinion of counsel to the Company) may be immediately sold to the public under Rule 144(k) under the Securities Act (“Rule 144(k)”) or any successor provision and (iii) the date that is the second (2nd) anniversary of the Effective Date (the period beginning on the Closing Date and ending on the earliest to occur of (i), (ii) or (iii) above being referred to herein as the “Registration Period”).

          (d) Registration Default. If (i) the Registration Statement is not filed on or before the Filing Deadline or declared effective by the Commission on or before the Registration Deadline, (ii) after a Registration Statement has been declared effective by the Commission, sales of Registrable Securities (other than such Registrable Securities as are then freely saleable pursuant to Rule 144(k)) cannot be made by a Holder under a Registration Statement for any reason not within the exclusive control of such Holder, or (iii) an amendment or supplement to a Registration Statement, or a new registration statement, required to be filed pursuant to the terms of paragraph 3(j) below, is not filed on or before the date required by such paragraph (each of the foregoing clauses (i), (ii) and (iii) being referred to herein as a “Registration Default”), the Company shall make cash payments to each Holder equal to such Holder’s pro rata share (based on the aggregate number of Registrable Securities then held by or issuable to such Holder as of the occurrence of a Registration Deadline) equal to one percent (1%) of the aggregate Purchase Price paid by such Holder for such Holder’s Debenture and Warrants for each thirty (30) day period or part thereof in which a Registration Default exists. Notwithstanding any provision of this Agreement to the contrary, the Company shall be permitted to suspend for one or more periods (provided that the aggregate length of such suspension shall not exceed ten (10) consecutive Business Days or an aggregate of twenty (20) Business Days in any 365 day period) the actions required under paragraph 2(a) of this Agreement to the extent that the Board of Directors of the Company concludes reasonably and in good faith that the disclosure of information in the prospectus is not in the best interest of the Company. Each such payment required to be made under this paragraph 2(d) shall be made within five (5) Business Days following the last day of each calendar month in which a Registration Default exists. Any such payment shall be in addition to any other remedies available to each Holder at law or in equity, whether pursuant to the terms hereof, the Securities Purchase Agreement, the Debentures, or otherwise.

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          (e) Allocation of Conversion Shares and Warrant Shares. The initial number of Conversion Shares and Warrant Shares included in any Registration Statement and each increase in the number thereof included therein shall be allocated pro rata among the Holders based on the aggregate number of Registrable Securities issuable to each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the Commission (such number to be determined using the Conversion Price or Exercise Price, as applicable, in effect at such time and without regard to any restriction on the ability of a Holder to convert such Holder’s Debenture or exercise such Holder’s Warrant as of such date). In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee shall be allocated the portion of the then remaining number of Registrable Securities included in such Registration Statement allocable to the transferor.

          (f) Registration of Other Securities. During the period beginning on the date hereof and ending on the Effective Date, the Company shall refrain from filing any registration statement (other than (i) a Registration Statement filed hereunder, (ii) a registration statement on Form S-8 with respect to stock option plans and agreements and stock plans currently in effect and disclosed in the Securities Purchase Agreement or the schedules thereto, (iii) a registration statement on Form S-4 with respect to an acquisition or other business combination involving the Company or (iv) a registration statement filed pursuant to the terms of any registration rights listed on Schedule 3.12 to the Securities Purchase Agreement). Except to the extent required by the terms of any registration rights listed on Schedule 3.12 to the Securities Purchase Agreement, the Company shall not include any securities other than Registrable Securities on any Registration Statement filed by the Company on behalf of the Holders pursuant to the terms hereof.

     3. OBLIGATIONS OF THE COMPANY.

     In addition to performing its obligations hereunder, including without limitation those pursuant to Section 2 above, the Company shall, with respect to each Registration Statement:

          (a) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of such Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder’s intended method of distribution;

          (b) promptly following the Closing, secure the listing on the Principal Market of all Registrable Securities issuable upon conversion of the Debentures and exercise of the Warrants, and at any Holder’s request, provide such Holder with reasonable evidence thereof;

          (c) so long as a Registration Statement is effective covering the resale of the applicable Registrable Securities owned by a Holder, furnish to each Holder such number of copies of the prospectus included in such Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder’s Registrable Securities;

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          (d) use commercially reasonable efforts to register or qualify the Registrable Securities under the securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and do any and all other acts or things which may reasonably be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

          (e) notify each Holder immediately after becoming aware of the occurrence of any event (but shall not, without the prior written consent of such Holder, disclose to such Holder any facts or circumstances constituting material non-public information) as a result of which the prospectus included in such Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable prepare and file with the Commission and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (f) use commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to use commercially reasonable efforts obtain the withdrawal thereof at the earliest possible time and to notify each Holder in writing of the issuance of such order and the resolution thereof;

          (g) furnish to each Holder, on the date that such Registration Statement, or any successor registration statement, becomes effective, a letter, dated such date, signed by an officer of or counsel to the Company and addressed to such Holder, confirming such effectiveness and, to the knowledge of such counsel, the absence of any stop order;

          (h) provide to each Holder and its representatives the reasonable opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available during normal business hours and with reasonable advance notice its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part;

          (i) permit counsel for each Holder to review such Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission concerning such Holder and/or the transactions contemplated by the Transaction Documents and the Company’s responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company); and

          (j) in the event that, at any time, the number of shares available under the Registration Statement is insufficient to cover one hundred and twenty five percent (125%) of the Registrable Securities issuable under the Debentures and Warrants (such number to be determined

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using the Conversion Price or Exercise Price, as applicable, in effect at such time and without regard to any restriction on the ability of any Holder to convert such Holder’s Debenture or exercise such Holder’s Warrant) the Company shall promptly amend such Registration Statement or file a new registration statement, in any event as soon as practicable, but not later than the tenth (10th) day following notice from a Holder of the occurrence of such event, so that such Registration Statement or such new registration statement, or both, covers no less than one hundred and ten percent (110%) of the Registrable Securities eligible for resale thereunder (such number to be determined using the Conversion Price or Exercise Price, as applicable, in effect at the time of such amendment or filing and without regard to any restriction on the ability of any Holder to convert such Holder’s Debenture or exercise such Holder’s Warrant). The Company shall use commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. Any Registration Statement filed pursuant to this paragraph 3(j) shall state that, to the extent permitted by Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Debenture and exercise of the Warrants in order to prevent dilution resulting from stock splits, stock dividends or similar events. Unless and until such amendment or new Registration Statement becomes effective, each Holder shall have the rights described in paragraph 2(d) above.

     4. OBLIGATIONS OF EACH HOLDER.

     In connection with the registration of Registrable Securities pursuant to a Registration Statement, each Holder shall:

          (a) timely furnish to the Company (i) a completed Shareholder Questionnaire and (ii) such information in writing regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

          (b) upon receipt of any notice from the Company of the happening of any event of the kind described in paragraphs 3(e) or 3(f), immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement as described in paragraph 3(e) or withdrawal of the stop order referred to in paragraph 3(f), and use commercially reasonable efforts to maintain the confidentiality of such notice and its contents;

          (c) to the extent required by applicable law, deliver a prospectus to the purchaser of such Registrable Securities;

          (d) notify the Company when it has sold all of the Registrable Securities held by it; and

          (e) notify the Company in the event that any information supplied by such Holder in writing for inclusion in such Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of

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such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and use commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

     5. INDEMNIFICATION.

     In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

          (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including reasonable legal expenses or other expenses reasonably incurred in connection with investigating or defending same, “Losses”), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement under which such Registrable Securities were registered, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of paragraph 5(c) below, the Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling person, for any reasonable legal expenses or other out-of-pocket expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss arises out of or is based upon (i) any disclosure or any omission or alleged omission (to state a material fact required to be stated therein or necessary to make statements therein not misleading) that is based upon or in conformity with written information furnished (or not furnished, in the case of an omission) by such person expressly for use in such Registration Statement or (ii) a failure of such person to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required by applicable law.

          (b) To the extent permitted by law, each Holder who is named in such Registration Statement as a selling shareholder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent (and only to the extent) that any such Losses arise out of or are based upon (i) any disclosure or any omission or alleged omission (to state a material fact required to be stated therein or necessary to make statements therein not misleading) that is based upon or in conformity with written information furnished (or not furnished, in the case

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of an omission) by such person expressly for use in such Registration Statement, or (ii) a failure of such Holder to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required under applicable law . Subject to the provisions of paragraph 5(c) below, such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that, in no event shall any indemnity under this paragraph 5(b) exceed the net proceeds resulting from the sale of the Registrable Securities sold by such Holder under such Registration Statement.

          (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, promptly deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel for all indemnified parties to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the delivery of notice of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5 or with respect to any other action unless the indemnifying party is materially prejudiced as a result of not receiving such notice.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the net proceeds resulting from the sale of the Registrable Securities sold by it under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder

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within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The obligations of the Company and each Holder under this Section 5 shall survive the conversion of the Debenture and exercise of the Warrants in full, the completion of any offering or sale of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

     6. REPORTS.

          With a view to making available to each Holder the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

          (c) furnish to such Holder, so long as such Holder owns any Registrable Securities, promptly upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144 and the Exchange Act, (ii) to the extent not publicly available through the Commission’s EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission, and (iii) such other information as may be reasonably requested by such Holder in connection with such Holder’s compliance with any rule or regulation of the Commission which permits the selling of any such securities without registration.

     7. MISCELLANEOUS.

          (a) Expenses of Registration. Except as otherwise provided in the Securities Purchase Agreement, all reasonable expenses, other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the opinion and letter described in paragraph 3(g) hereof, shall be borne by the Company.

          (b) Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Holders of at least a majority of the Registrable Securities into

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which all of the Debenture and Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder and the Company. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

(c) Notices. Any notice, demand or request required or permitted to be given by the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a reputable overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Verso Technologies, Inc.
400 Galleria Parkway, Suite 300
Atlanta, GA 30339
Attn: Chief Financial Officer
Tel:(678) 589-3500
Fax: (678) 589-3780

with a copy (which shall not constitute notice) to:

Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street NE
Atlanta, GA 30303
Attn:   Robert C. Hussle, Esq.
Tel:   (404) 522-4700
Fax:   (404) 525-2224

and if to a Holder, to such address as shall be designated by such Holder in writing to the Company.

          (d) Assignment. Upon the transfer of any Debenture, Warrants or Registrable Securities by a Holder, the rights of such Holder hereunder with respect to such securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a “Holder” for purposes of this Agreement, as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof, and (iii) such transfer is made in accordance with the applicable requirements of the Securities Purchase Agreement, the Debentures or the Warrants, as applicable.

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          (e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

          (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

          (g) Holder of Record. A person is deemed to be a Holder whenever such person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

          (h) Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

          (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (j) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

[Signature Pages to Follow]

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     IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first-above written.

VERSO TECHNOLOGIES, INC.
By:	/s/ Juliet M. Reising
Name: Juliet M. Reising
Title: EVP and CFO

SATELLITE STRATEGIC FINANCE ASSOCIATES, LLC

By:  Satellite Asset Management, L.P., its Manager

     By:

     IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first-above written.

VERSO TECHNOLOGIES, INC.
By:	/s/ Juliet M. Reising
Name: Juliet M. Reising
Title: EVP & CFO

    Investor Name

By:                                                             , its Manager

By:	__________________________
Name:
Title:

EXHIBIT 99.1
[EXECUTION COPY]

CASH COLLATERAL AGREEMENT

          THIS CASH COLLATERAL AGREEMENT (this “Agreement”) is made as of February 4, 2005 by and among VERSO TECHNOLOGIES, INC., a Minnesota corporation (the “Company”), the investors signatory hereto (each, an “Investor” and, collectively, the “Investors”), and WACHOVIA BANK, NATIONAL ASSOCIATION (the “Collateral Agent”). Capitalized terms used herein but not defined have the respective meanings set forth in the Securities Purchase Agreement, dated as of February 4, 2005, between each Investor and the Company (the “Purchase Agreement”).

          WHEREAS, on the terms and subject to the conditions set forth in the Purchase Agreement, each Investor has agreed to purchase from the Company, severally and not jointly with any other Investor, a 6% Senior Unsecured Convertible Debenture (collectively, the “Debentures”);

          WHEREAS, pursuant to the Purchase Agreement, on the Closing Date each Investor will deduct from the Purchase Price and deposit into a cash collateral account (the “Collateral Account”) an amount of cash (the “Collateral Amount”) equal to the aggregate amount of interest scheduled to accrue on the Debentures during the period beginning on the Closing Date and ending on the two (2) year anniversary of the Closing Date, assuming for such purpose that the aggregate original principal amount of the Debentures remains outstanding through the last day of such period (the “Initial Collateral Amount”);

          WHEREAS, the Company and each Investor have requested that the Collateral Agent (i) hold the Collateral Amount as secured party for the benefit of the Investors and successor holders of the Debentures (each, a “Holder” and, collectively, the “Holders”) to secure the Company’s performance of its obligations under the Debentures and (ii) disburse the Collateral Amount pursuant to the terms of this Agreement; and

          WHEREAS, the Collateral Agent is willing to hold the Collateral Amount as secured party for the benefit of the Holders and to disburse the Collateral Amount pursuant to the terms of this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

ESTABLISHMENT OF COLLATERAL ACCOUNT

     1.1 The parties hereby agree to establish the Collateral Account or, if the Collateral Account has been established prior to the date hereof, hereby ratify and approve such action. Each Investor shall, on the Closing Date, deposit such Investor’s Pro Rata Share of the Initial Collateral Amount into the Collateral Account by means a wire transfer made in accordance with the instructions attached as Exhibit A hereto. The name of each Investor and its Pro Rata Share are set forth on Schedule A attached hereto.

        .

     1.2 The Company and each Investor hereby directs the Collateral Agent to invest and reinvest the Collateral Amount in Evergreen US Government Money Market Fund #636 (the “Initial Investment”). The Company and each Investor acknowledge receipt of a prospectus and/or disclosure materials associated with the Initial Investment, either through means of hardcopy or via access to the website associated with the Initial Investment. Each party acknowledges that it has reviewed the Initial Investment and agrees that it constitutes an appropriate investment of the Collateral Amount. The Company and each Holder may change the investment in which amounts contained in the Collateral Account are invested (subject to applicable minimum investment requirements) by furnishing written joint instructions to the Collateral Agent; provided, however, that no such reinvestment may be made except in:

     a. direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

     b. certificates of deposit issued by any bank, bank and trust company, or national banking association (including the Collateral Agent and its affiliates), and insured by the Federal Deposit Insurance Corporation or a similar governmental agency;

     c. repurchase agreements with any bank, trust company, or national banking association (including the Collateral Agent and its affiliates); or

     d. any institutional money market fund offered by the Collateral Agent, including any institutional money market fund managed by the Collateral Agent or any of its affiliates.

     If the Collateral Agent has not received written joint instructions from the Company and each Holder at the time that an investment decision must be made with respect to amounts contained in the Collateral Account, the Collateral Agent shall invest such amount, or such portion thereof as to which no written direction has been received, in investments described in clause (d) above. Each of the foregoing investments shall be made in the name of the Collateral Agent. No investment shall be made in any instrument or security that has a maturity of greater than six (6) months. Notwithstanding anything to the contrary contained herein, the Collateral Agent may, without notice to the Company or any Holder, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any disbursement of amounts contained in the Collateral Account that is permitted or required hereunder. All investment earnings shall become part of the Collateral Amount and investment losses shall be charged against the Collateral Amount. The Collateral Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Collateral Amount. With respect to any Collateral Amount received by the Collateral Agent after ten o’clock, a.m., Boston, Massachusetts, time, the Collateral Agent shall not be required to invest such funds or to effect any investment instruction until the next Business Day.

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     1.3 The Company shall be responsible for any taxes due or payable in respect of interest generated by the investment of the Collateral Amount. The Company’s federal tax identification number, as set forth on the signature page hereof, shall be used to open the Collateral Account.

ARTICLE II

SECURITY INTEREST

     2.1 As security for the payment and performance of all of the Company’s indebtedness, liabilities and other obligations under and pursuant to the Debentures, including all unpaid principal of and all interest accrued thereon, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against the Company of any bankruptcy or insolvency proceeding naming the Company as the debtor in such proceeding (collectively, the “Obligations”), the Company hereby grants to the Collateral Agent, in its capacity as secured party and as agent for the Holders, ratably in accordance with each Holder’s Pro Rata Share, a security interest in all of the Company’s right, title and interest in, to and under all funds held by the Collateral Agent under or pursuant to this Agreement, including without limitation the Collateral Amount and all proceeds of any and all of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired (collectively, the “Pledged Collateral”).

     2.2 This Agreement shall create a continuing security interest in the Pledged Collateral which shall remain in effect until the Release Date (as defined below) and thereafter until all of the Pledged Collateral has been disbursed in accordance with Article III hereof.

     2.3 The Company shall (i) execute and deliver to the Collateral Agent, to hold on behalf and at the direction of the Holders, and the Company hereby authorizes the Collateral Agent to file or cause to be filed (with or without the Company’s signature), at any time and from time to time, all such financing statements, continuation financing statements, termination statements, notices, and all other documents and instruments which the Collateral Agent or any Holder may reasonably request, in form reasonably satisfactory to the Collateral Agent or any Holder, as the case may be, and (ii) take such other action, which the Collateral Agent or any Holder may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the pledge of and security interest in the Pledged Collateral and to accomplish the purposes of this Agreement. The Company ratifies and authorizes the filing by the Collateral Agent of any financing statements filed prior to the date hereof.

     2.4 The Company shall not be entitled to withdraw or otherwise take possession of or exercise control over any of the Pledged Collateral other than as expressly provided in this Agreement.

     2.5 Except for the accounting for funds actually received by the Holders, no Holder shall have any duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Pledged Collateral. The Company agrees that the Holders shall have no responsibility to the Company with respect to any losses sustained on any item of, or investment in, the Pledged Collateral or for any failure to realize any yields desired by the Company.

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     2.6 The Company represents and warrants to each Holder that the Company’s chief executive office and principal place of business, and all books and records concerning the Pledged Collateral, are located at its address set forth in the Purchase Agreement; and that the Company’s jurisdiction of organization and the Company’s exact legal name each is as set forth in the first paragraph of this Agreement.

     2.7 The Company waives, to the fullest extent permitted by law, any right to require the Holders (a) to proceed against any Person, (b) to exhaust any other collateral or security for any of the Obligations, (c) to pursue any remedy, or (d) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral.

     2.8 So long as any of the Obligations remain unsatisfied, the Company agrees that:

     (a) The Company will, at its own expense, appear in and defend any action, suit or proceeding which purports to affect its title to, or right or interest in, the Pledged Collateral or the security interest of the Holders therein and the pledge to Holders thereof.

     (b) The Company shall give prior written notice to each Holder and to the Collateral Agent (and in any event not less than thirty (30) days’ written notice prior to any such change) of: (i) any change in the location of the Company’s chief executive office or principal place of business; (ii) any change in the location of books and records pertaining to Pledged Collateral; (iii) any change in its name; (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (v) any change in its jurisdiction of organization; or (vi) any change in its registration as an organization (or any new such registration).

     (c) The Company will not convey, transfer, assign or otherwise dispose of or transfer the Pledged Collateral or any right, title or interest therein, nor will the Company create, incur or permit to exist any pledge, security interest, assignment, deposit arrangement, charge or encumbrance or other lien, upon or with respect to the Pledged Collateral, other than the security interest of and pledge to the Holders created by this Agreement.

     (d) The Company will promptly, upon the written request from time to time of the Collateral Agent, execute, acknowledge and deliver, and file and record, all such financing statements and other documents and instruments, and take all such action, as shall be reasonably necessary to carry out the purposes of this Agreement.

ARTICLE III

DISBURSEMENT OF COLLATERAL AMOUNT

     3.1 The Collateral Agent shall disburse the Collateral Amount as follows:

          (i) On or before the fifth (5th) Business Day prior to each Designated Interest Payment Date (as defined below), the Company shall deliver to the Collateral Agent and to each Holder a written notice signed by the Chief Financial Officer of the Company (an “Interest

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Payment Notice”), which notice shall (A) specify the amount of interest accrued and owing on the Debentures on such date, both in the aggregate and as to each Holder and (B) certify that a copy of such notice has been delivered to each Holder. If the Company chooses or is required under the Debentures to pay all or a portion of such interest in cash, the Interest Payment Notice shall so state and shall direct the Collateral Agent to pay from the Collateral Account to the Holders in the respective amounts specified in such notice cash in an amount equal to such interest to be paid in cash. If the Company chooses to pay all or a portion of such interest in Common Stock, and the conditions to do so are satisfied, the Interest Payment Notice shall so specify. Upon written confirmation from each Holder that it has received payment of interest in shares of Common Stock, the Collateral Agent shall pay from the Collateral Account to the Company cash in an amount equal to the aggregate amount of such interest paid in Common Stock. In the event that the Company does not deliver an Interest Payment Notice on or before such fifth Business Day (in which case the Company shall be required to pay such interest in cash), or if the Collateral Agent receives notice from a Holder that conflicts with or disputes any information contained in an Interest Payment Notice, the Collateral Agent shall make payment of any undisputed amounts in accordance with this paragraph 3.1(i), but shall not be obligated to make any payment under this paragraph 3.1(i) with respect to any disputed payments except pursuant to the procedures described in Section 4.8 below. For purposes of this Agreement, “Designated Interest Payment Date” means each April 1, July 1, October 1 and January 1 from and including April 1, 2006 through January 1, 2008 (or if any such day is not a Business Day, on the next succeeding Business Day).

          (ii) In the event that the Company exercises its right to require a Forced Conversion (as defined in the Debentures) with a Forced Conversion Date (as defined in the Debentures) occurring at any time prior to the second anniversary of the Closing Date, then on or before the fifth (5th) Business Day prior to such Forced Conversion Date, the Company shall deliver to the Collateral Agent and to each Holder a written notice signed by the Chief Financial Officer of the Company (a “Forced Conversion Release Notice”), which notice shall (A) specify the principal amount of the Debentures that are subject to such Forced Conversion, (B) specify the amount of interest accrued and owing as of the Forced Conversion Date on the Debentures to be so converted on such Forced Conversion Date, both in the aggregate and as to each Holder of Debentures to be so converted, (C) specify the amount of interest, if any, that would have accrued on such principal amount during the period beginning on the Forced Conversion Date and ending on the two (2) year anniversary of the Closing Date (the “Make-Whole Amount”), and (D) certify that a copy of such notice has been delivered to each Holder. If the Company chooses or is required under the Debentures to pay all or a portion of the Make-Whole Amount or accrued interest in cash, the Forced Conversion Release Notice shall so state and shall direct the Collateral Agent to pay from the Collateral Account to the Holders in the respective amounts specified in such Notice cash in an amount equal to such Make-Whole Amount and accrued interest to be paid in cash. If the Company chooses (and is entitled) to pay all or a portion of the Make-Whole Amount and/or such interest in Common Stock, then the Forced Conversion Release Notice shall so state. In such event, upon written confirmation from each Holder that it has received the Conversion Shares to which it is entitled in respect of such Forced Conversion (including, if applicable, Conversion Shares in respect of accrued interest and in respect of the Make-Whole Amount and any accrued interest in respect of the converted shares, the Collateral Agent shall pay from the Collateral Account to the Company cash in an amount equal to the

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aggregate amount of the Make-Whole Amount and accrued interest paid in Common Stock. In the event that the Collateral Agent receives notice from a Holder that conflicts with or disputes any information contained in an Forced Conversion Release Notice, the Collateral Agent shall make payment of any undisputed amounts in accordance with this paragraph 3.1(ii), but shall not be obligated to make any payment under this paragraph 3.1(ii) with respect to any disputed payments except pursuant to the procedures described in Section 4.8 below.

          (iii) Upon the earlier of (a) February 3, 2009 and (b) the date on which one or more Holders declares a Mandatory Redemption under such Holder’s Debenture and delivers written notice of such event to the Collateral Agent and each other Holder (a “Release Notice”), or if the date on which the earlier of (a) or (b) occurs is not a Business Day, then on the next succeeding Business Day (the “Release Date”), the Collateral Agent will disburse a Pro Rata Share of all amounts then maintained in the Collateral Account (including in the calculation of Pro Rata Share only the principal of those Debentures that remain outstanding as of the Release Date), if any, to each Holder that has provided a Release Notice, with the remainder to continue to be held in accordance with this Agreement. If all Holders of outstanding Debentures have issued Release Notices, the Collateral Agent will disburse all remaining amounts then maintain in the Collateral Account as follows: (A) first, to each Holder, pro rata, in accordance with such Holder’s Pro Rata Share (including in the calculation of Pro Rata Share only the principal of those Debentures that remain outstanding as of the Release Date), in an amount not to exceed the amounts (including outstanding principal and unpaid accrued interest) then due under the Debenture held by such Holder; and (B) second, any remaining amounts to the Company; provided, however, that if the Collateral Agent receives notice from the Company or any Holder that conflicts with or disputes any information contained in a Release Notice, the Collateral Agent shall not make any payment under this paragraph 3.1(iii) except pursuant to the procedures described in Section 4.8 below.

     3.2 Wire transfers to the Company or to any Investor shall be made pursuant to written instructions from time to time delivered by such party to the Collateral Agent.

ARTICLE IV

COLLATERAL AGENT

     4.1 The Collateral Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, each Investor and the Collateral Agent.

     4.2 The Collateral Agent shall be obligated only for the performance of such duties as are specifically set forth herein and no duties shall be implied and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties. The Collateral Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement. The Collateral Agent’s sole responsibility shall be for the safekeeping and disbursement of the Collateral Amount in accordance with the terms of this Agreement. Collateral Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Collateral Agent shall not be personally liable for any act the

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Collateral Agent may do or omit to do hereunder as the Collateral Agent while acting in good faith and in the absence of gross negligence, fraud or willful misconduct, and any act done or omitted by the Collateral Agent pursuant to the advice of the Collateral Agent’s legal counsel shall be conclusive evidence of such good faith. In no event shall the Collateral Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Collateral Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Collateral Amount, any account in which the Collateral Amount is deposited, this Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Collateral Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Company shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel, provided, however, if such amounts is not paid by the Company within 30 days of the date of the Collateral Agent’s invoice, the each of the Holders shall be jointly and severally liable to pay such amounts.

     4.3 The Collateral Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law. If the Collateral Agent obeys or complies with any such order, judgment or decree, the Collateral Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     4.4 The Collateral Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement or any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud or willful misconduct.

     4.5 The Collateral Agent shall be entitled to employ such experts as the Collateral Agent may deem necessary properly to advise the Collateral Agent in connection with the Collateral Agent’s duties hereunder, may rely upon the advice of such experts, and may pay such experts reasonable compensation, the costs of which compensation shall be borne by the Company.

     4.6 The Collateral Agent’s responsibilities as Collateral Agent hereunder shall terminate if the Collateral Agent shall resign by giving written notice to the Company and the Investors. In the event of any such resignation, the Investors and the Company shall appoint a successor Collateral Agent and the Collateral Agent shall deliver to such successor Collateral Agent any funds and other documents held by the Collateral Agent hereunder or pursuant hereto.

     4.7 If the Collateral Agent reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

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     4.8 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the funds held by the Collateral Agent hereunder, or if otherwise permitted or required under this Agreement, the Collateral Agent is authorized and directed in the Collateral Agent’s sole discretion (1) to retain in the Collateral Agent’s possession without liability to anyone all or any part of said funds until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Collateral Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the funds held by the Collateral Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefor.

     4.9 The Company and each Investor agree jointly and severally to indemnify and hold harmless the Collateral Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Collateral Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Collateral Agent. Notwithstanding the foregoing, as between the Company and the Investors, the Company shall bear the cost of the Collateral Agent’s fees and expenses for serving as Collateral Agent hereunder.

ARTICLE V

MISCELLANEOUS

     5.1 No failure on the part of any Holder to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to any Holder.

     5.2 Any notice, demand or request required or permitted to be given by the Collateral Agent, the Company or the Holders pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Verso Technologies, Inc.
400 Galleria Parkway, Suite 300

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Atlanta, GA 30339
Attn: Chief Financial Officer
Tel: (678)    589-3500
Fax: (678) 589-3780

with a copy (which shall not constitute notice) to:

Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street NE
Atlanta, GA 30303
Attn:Robert C. Hussle, Esq.
Tel:(404)    522-4700
Fax:(404)    525-2224

If to the Collateral Agent:

Wachovia Bank, National Association
Corporate Trust Department
200 Berkeley Street, 17th Floor
Boston, MA 02116 Attn:    Evangelos Ntavos
Tel:    (617) 210-3773
Fax:    (617) 210-3775

and if to any Holder, to such address for such Holder as shall appear on Exhibit B hereto or as shall be designated by such Holder in writing to the Collateral Agent and the Company in accordance with this Section 5.2. A copy of any notice or other communication delivered by or to the Collateral Agent shall concurrently be delivered to the Company and to each Holder.

     5.3 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto. The Company may not assign, transfer, or otherwise convey its rights, benefits, obligations or duties hereunder. Each of the Holders may assign all or a portion of its rights and obligations hereunder to any Person to whom such Holder assigns or otherwise transfers all or a portion of the Debentures held by such Holder. Upon any record assignment of a Debenture or any portion thereof, the Company shall promptly (and in any event prior to the next following Designated Interest Payment Date) give written notice of such assignment to the Collateral Agent and copies of such written notice to the assignor and assignee of such Debenture. Upon any such assignment, such assignee shall be entitled to enforce such Holder’s rights and remedies under this Agreement to the same extent as if it were an original party hereto.

     5.4 This Agreement represents the entire agreement between or among the parties with respect to the subject matter hereof and supersedes all prior understandings or agreements, whether written or oral thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed

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by the party to be charged. The recitals set forth above hereby incorporated into this Agreement as if fully set forth herein.

     5.5 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed against any party hereto as the preparer hereof, it being understood and agreed that each party participated equally in the negotiation and preparation hereof.

     5.6 The parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     5.7 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

     5.8 This Agreement may be executed by the parties hereto in more than one counterpart, each of which, when executed and delivered, shall be deemed to be an original and all of which together shall constitute one and the same document.

[SIGNATURE PAGES FOLLOW]

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          IN WITNESS WHEREOF, the parties hereto have executed this Cash Collateral Agreement as of date first written above.

VERSO TECHNOLOGIES, INC.
By:	/s/ Juliet M. Reising
Name: Juliet M. Reising
Title: EVP and CFO

Federal Tax ID No.: 41-1484525

          IN WITNESS WHEREOF, the parties hereto have executed this Cash Collateral Agreement as of date first written above.

COLLATERAL AGENT: WACHOVIA BANK, NATIONAL ASSOCIATION
By:	__________________________________________
Name:
Title:

          IN WITNESS WHEREOF, the parties hereto have executed this Cash Collateral Agreement as of date first written above.

     INVESTORS:

By:	__________________________________________
Name:
Title:

Exhibit A

Wire Transfer Instructions

Recipient Bank: Wachovia Bank, National Association, Charlotte, NC

ABA Routing Number: 053-000-219

Credit Account: 5000 000016439

Further Credit to: Verso Tech CC Agreement

Attention: CT-4881-MA

Exhibit B

Addresses for Notices

Satellite Strategic Finance Associates, LLC
Satellite Strategic Finance Partners, Ltd.
c/o Satellite Advisors, L.L.C.
623 Fifth Avenue, 20th Floor
New York, New York 10022

[OTHER INVESTORS]

Schedule A

Holder	Pro Rata Share
Satellite Strategic Finance Associates, LLC	[___.___%]

[Other Investors]
100.00%

EXHIBIT 99.2

February 7, 2005

Verso Announces Completion of Private Placement

ATLANTA, Georgia –Verso Technologies, Inc. (Nasdaq: VRSO), an integrated communications solutions company, today announced that it has completed a private placement of senior unsecured convertible debentures and warrants pursuant to a securities purchase agreement with certain institutional investors. Verso issued $13.5 million of senior unsecured convertible debentures, Series A warrants exercisable for 10.8 million shares of common stock and Series B warrants exercisable for 10 million shares of common stock. After expenses, the company will realize approximately $12.5 million in net proceeds from the sale of these securities, including $1.6 million in restricted cash.

The $13.5 million in aggregate principal amount of 6% senior unsecured convertible debentures due February 2009 are convertible into approximately 27 million shares of common stock at an initial conversion price of $0.50 per share, subject to anti-dilution adjustments and to certain limitations. Interest is payable on a quarterly basis beginning April 2005 and principal is payable on a quarterly basis beginning August 2006. The Series A warrants are exercisable over a five year period for an aggregate of approximately 10.8 million shares of common stock at an initial exercise price of $0.72 per share, subject to anti-dilution adjustments and to certain limitations. The Series B warrants are exercisable for an aggregate of 10 million shares of common stock at an initial exercise price of $0.78 per share, subject to anti-dilution adjustments and to certain limitations. The Series B Warrants may only be exercised if Verso shareholders approve an amendment to Verso’s articles of incorporation to increase the number of authorized shares of common stock to a number sufficient to permit the issuance of all of the shares of common stock underlying the Series B Warrants. Verso has committed to seek this approval at a shareholders’ meeting to be held no later than April 30, 2005. The series B warrants are exercisable for the period ending 90 days after the later of the date that a registration statement covering the shares of common stock issuable upon the exercise of the warrants is declared effective or the date that the shareholders approve the increase in the number of authorized shares. The restricted cash of $1.6 million represents two years of interest escrowed.

In connection with this private placement, Verso’s directors and executive management team voluntarily permitted the company to use the shares of common stock underlying their options to satisfy the company’s obligations to reserve the total number shares of common stock issuable upon conversion of the debentures and exercise of the Series A Warrants. As a result, the options held by executive management and the company’s directors are in effect unexercisable until additional shares of common stock become available as a result of an increase in the company’s authorized number of shares of common stock or otherwise.

“This transaction provides us with the necessary capital to execute on our business plan,” explained Juliet Reising, Verso’s Chief Financial Officer. “Over the last several months, we have implemented salary reductions, eliminated positions, divested assets that are not consistent with our growth strategy and taken other cost cutting measures. We are now focused on areas which have the most potential for revenue and profit. The financing was an integral part of our process to deliver on our strategy, which is to focus on next generation network solutions and become cash flow positive as quickly as possible.”

The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. As part of the terms of the private placement, Verso is obligated to file a registration statement to register for resale under the Securities Act the shares of common stock issuable upon conversion of the debentures and exercise of the warrants sold in the private placement.

About Verso Technologies
Verso is a leading provider of next generation communication solutions for carriers and service providers that want to lower their communication infrastructure costs and enhance service capabilities without sacrificing reliability, scalability and quality of service. With an extensive solutions portfolio that extends from the core to the edge of a network, Verso enables customers to leverage legacy technology investments towards converged networks that are faster and more cost-effective to deploy and easier and more flexible to manage. Verso solutions are currently deployed in thousands of customer networks in over 120 countries. For more information, contact Verso at www.verso.com or call 678.589.3500.

Forward Looking Statements
Certain statements contained in this release that are not statements of historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words - “believe”, “expect”, “anticipate”, “intend”, “will”, and similar expressions are examples of words that identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future financial position, timing of future orders, business strategy and expected cost savings. These forward-looking statements are based on our current beliefs, as well as assumptions we have made based upon information currently available to us. These forward-looking statements may be affected by the risks and uncertainties in our business and are qualified in their entirety by the cautionary statements and risk factor disclosure contained in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2003. We do not assume, and expressly disclaim, any obligation to update these forward-looking statements.

Verso Investor Contact:
Monish Bahl
Director of Investor Relations
Verso Technologies, Inc.
678.589.3579
Monish.Bahl@verso.com